CREDIT AGREEMENT
                  Dated as of January 25, 2001
                            among
                       7-ELEVEN, INC.,
                         as Borrower
             THE FINANCIAL INSTITUTIONS PARTY HERETO
                       as Senior Lenders,
                      CITIBANK, N.A.,
                  as Administrative Agent,
            THE SAKURA BANK, LIMITED, NEW YORK BRANCH,
                        as Co-Agent
                            and
                SALOMON SMITH BARNEY, INC.,
        as  Sole Lead Arranger and Sole Book Manager

                                 TABLE OF CONTENTS

                                       ARTICLE I
                                      DEFINITIONS

1.01     Certain Defined Terms                                                           1
1.02     References to this Agreement                                                   21
1.03     Computation Of Time Periods                                                    21
1.04     Accounting Terms                                                               22
1.05     Miscellaneous Terms                                                            22
1.06     Other Defined Terms                                                            22
1.07     Schedules and Exhibits                                                         22

                                       ARTICLE II
                               AMOUNTS AND TERMS OF LOANS
2.01     Loans.                                                                         22
2.02     Use of Proceeds of Loans                                                       25
2.03     Interest on the Loans.                                                         25
2.04     Fees.                                                                          28
2.05     Prepayments of Loans; Reductions and Termination of Commients.                 29
2.06     Payments.                                                                      30
2.07     Special Provisions Governing Eurodollar Rate Loans.                            33
2.08     Increased Capital                                                              37
2.09     Replacement of Senior Lender in Event of Adverse Condition                     37
2.10     Authorized Officers and Agents                                                 38

                                      ARTICLE III
                             THE LETTER OF CREDIT SUBFACILITY
3.01     Obligation to Issue                                                            38
3.02     Types and Amounts.                                                             38
3.03     Conditions                                                                     39
3.04     Issuance of Facility Letters of Credit.                                        39
3.05     Reimbursement Obligations; Duties of Issuing Banks.                            40
3.06     Participations.                                                                40
3.07     Payment of Reimbursement Obligations.                                          43
3.08     Compensation for Facility Letters of Credit.                                   43
3.09     Issuing Bank Reporting Requirements                                            44
3.10     Indemnification; Exoneration.                                                  44
3.11     Transitional Provisions                                                        45
3.12     Amount of Letter of Credit Subfacility.                                        46
3.13     Obligations Several                                                            46












                                                  i




                                   ARTICLE IV
               CONDITIONS TO LOANS AND FACILITY LETTERS OF CREDIT
4.01     Conditions Precedent to Initial Loans and Facility Letters of Credit             46
4.02     Conditions Precedent to All Subsequent Loans and Facility Letters of Credit      49

                                    ARTICLE V
                            REPRESENTATIONS AND WARRANTIES
5.01     Representations and Warranties                                                   50

                                    ARTICLE VI
                                 REPORTING COVENANTS
6.01     Financial Statements                                                             56
6.02     Environmental Notices                                                            60
6.03     Other Reports                                                                    60

                                 ARTICLE VII
                               AFFIRMATIVE COVENANTS
7.01     Corporate Existence, etc                                                         60
7.02     Compliance with Laws, etc                                                        61
7.03     Payment of Taxes and Claims                                                      61
7.04     Maintenance of Properties; Insurance                                             61
7.05     Inspection of Property; Books and Records; Discussions                           61
7.06     Subsidiary Guaranty                                                              62

                                  ARTICLE VIII
                                NEGATIVE COVENANTS
8.01     Indebtedness                                                                     62
8.02     Dispositions of Assets                                                           62
8.03     Liens                                                                            63
8.04     Dividends, Investments and Restricted Payments.                                  63
8.05     Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries   64
8.06     Limitations on Subsidiaries                                                      64
8.07     Transactions with Shareholders and Affiliates                                    64
8.08     Restriction on Fundamental Changes                                               65
8.09     Commercial Paper Facility.                                                       65
8.10     Subordinated Indebtedness.                                                       66
8.11     Margin Regulations                                                               63









                                           ii




                                      ARTICLE IX
                                FINANCIAL COVENANTS
9.01     Consolidated Total Indebtedness to EBITDA                                       66
9.02     Minimum Interest and Rent Coverage Ratio                                        67

                                      ARTICLE X
                           EVENTS OF DEFAULT; RIGHTS AND REMEDIES
10.01     Events of Default                                                              67
10.02     Rights and Remedies.                                                           71

                                      ARTICLE XI
                          THE ADMINISTRATIVE AGENT; THE CO-AGENT
11.01     Appointment.                                                                   72
11.02     Nature of Duties                                                               73
11.03     Rights, Exculpation, etc                                                       73
11.04     Reliance                                                                       74
11.05     Indemnification                                                                74
11.06     The Administrative Agent Individually                                          74
11.07     Successor Administrative Agent; Resignation of Agent.                          75
11.08     The Co-Agent                                                                   75

                                      ARTICLE XII
                                    MISCELLANEOUS
12.01     Assignments and Participations.                                                75
12.02     Expenses.                                                                      77
12.03     Indemnity                                                                      78
12.04     Change in Accounting Principles                                                78
12.05     Set-Off                                                                        79
12.06     Ratable Sharing.                                                               79
12.07     Amendments and Waivers                                                         80
12.08     Independence of Covenants                                                      81
12.09     Notices                                                                        81
12.10     Survival of Warranties and Agreements                                          81
12.11     Failure or Indulgence Not Waiver; Remedies Cumulative                          81
12.12     Advice of Counsel                                                              81
12.13     Severability                                                                   82
12.14     Headings                                                                       82
12.15     Governing Law                                                                  82
12.16     Limitation of Liability                                                        82






                                            iii




12.17     Successors and Assigns; Subsequent Holders of Notes                            82
12.18     Consent to Jurisdiction and Service of Process; Waiver of Jury Trial           82
12.19     Counterparts; Effectiveness; Inconsistencies                                   83
12.20     Foreign Bank Certifications                                                    83
12.21     Performance of Obligations                                                     84
12.22     Limitation on Agreements                                                       85
12.23     Construction                                                                   85
12.24     Confidentiality                                                                85





















                                      iv






                                   EXHIBITS

Exhibit 1          -     Form of Assignment and Acceptance
Exhibit 2          -     Terms of Commercial Paper
Exhibit 3          -     Form of Compliance Certificate
Exhibit 4          -     First Priority Subordinated Debenture Indenture
Exhibit 5          -     Form of Notice of Borrowing
Exhibit 6          -     Form of Notice of Conversion/Continuation
Exhibit 7          -     Form of Subsidiary Guaranty
Exhibit 8          -     Form of Note
Exhibit 9-A        -     Form of Opinion of Bryan F. Smith
Exhibit 9-B        -     Form of Opinion of Haynes & Boone, LLP
Exhibit 10         -     Form of Letter from PricewaterhouseCoopers LLP
Exhibit 11         -     Form of Officer's No Default Certificate
Exhibit 12         -     Form of Consent to Assignments and Participations
Exhibit 13-A       -     Form of Certificate Relating to Treaty Exemption
                            From United States Withholding Tax
Exhibit 13-B       -     Form of Certificate Relating to Section 1442
                            Exemption From United States Withholding Tax
Exhibit 13-C       -     Form of Certificate Relating to Qualified
                            Intermediary Exemption From United States
                            Withholding Tax

                        SCHEDULES
Schedule 3.11       -    Existing Letters of Credit
Schedule 5.01(c)    -    Subsidiaries; Ownership of Capital Stock
Schedule 5.01(j)    -    Existing Indebtedness
Schedule 5.01(k)    -    Pending Litigation
Schedule 5.01(t)    -    Environmental Matters
Schedule 5.01(u)    -    ERISA Matters
Schedule 5.01(w)    -    Negative Pledges




                           v

                                    CREDIT AGREEMENT


THIS CREDIT AGREEMENT dated as of January
25, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "AGREEMENT") is entered into by and among 7-ELEVEN, INC., a Texas corporation (the "COMPANY"), the FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO AS "SENIOR LENDERS" OR "ISSUING BANKS" (each as defined below), CITIBANK, N.A. ("CITIBANK"), in its separate capacity as Administrative Agent for the Senior Lenders and the Issuing Banks hereunder (in such capacity, together with any successor administrative agent appointed pursuant to
Section 11.07, the "ADMINISTRATIVE AGENT") and THE SAKURA BANK, LIMITED, NEW YORK BRANCH, as Co-Agent (in such capacity, the "CO-AGENT").
                          ARTICLE I
                         DEFINITIONS
1.01. CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable both to the singular and the plural forms of the terms defined):
"ACCOMMODATION OBLIGATION", as applied to any Person, shall mean any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.
"ADMINISTRATIVE AGENT" shall have the
meaning ascribed to it in the preamble hereto.
"AFFILIATE", as applied to any Person,
shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to vote five percent (5%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.
"AGREEMENT" shall have the meaning ascribed to it in the preamble hereto.

          "APPLICABLE EURODOLLAR RATE MARGIN", "APPLICABLE FACILITY FEE RATE" and "APPLICABLE UTILIZATION FEE RATE" shall mean, the applicable PER ANNUM rate set forth below under the caption "Applicable Eurodollar Rate Margin," "Applicable Facility Fee Rate" and "Applicable Utilization Fee Rate", as the case may be, based upon the ratings established by S&P and Moody's for the Company's senior long-term Indebtedness (the "Index Debt") as of the most recent determination date:


                                                             APPLICABLE         APPLICABLE        APPLICABLE
                                                           EURODOLLAR RATE     FACILITY FEE     UTILIZATION FEE
PRICING LEVEL                                                  MARGIN              RATE              RATE
---------------------------------------------------------------------------------------------------------------
LEVEL I:   If the Index Debt is rated A- or better by
           S&P or A3 or better by Moody's                      0.255%               0.12%             0.30%
LEVEL II:  If Level I does not apply and the Index Debt
           is rated BBB+ or better by S&P or Baa1 or
           better by Moody's                                   0.375%               0.125%            0.30%
LEVEL III: If Level II does not apply and the Index Debt
           is rated BBB or better by S&P or Baa2 or better
           by Moody's                                          0.475%               0.15%             0.375%
LEVEL IV:  If Level III does not apply and the Index Debt
           is rated BBB- or better by S&P or Baa3 or better
           by Moody's                                          0.55%                0.20%             0.375%
LEVEL V:   If Level IV does not apply and the Index Debt
           is rated BB+ or below by S&P and Ba1 or below
           by Moody's                                          0.875%               0.25%             0.375%

For purposes of the foregoing, the applicable Pricing Level shall change on the date of any relevant change in the rating of the Index Debt by S&P or Moody's (or, if neither S&P nor Moody's shall then be rating the Index Debt, such other nationally recognized rating service(s) acceptable to the Administrative Agent)(each of S&P, Moody's or any other nationally recognized rating service acceptable to the Administrative Agent which is used, as of any date of determination, for purposes of determining the applicable Pricing Level hereunder, an "Applicable Rating Agency"). In the case of split ratings from the Applicable Rating Agencies, (x) if the ratings are two levels apart, the applicable Pricing Level will be based on the average of the two ratings (e.g., BBB/Ba1 results in Pricing Level IV) and
(y) if the ratings are one level apart, the applicable Pricing Level will be based on the higher of the two ratings (e.g., BBB-/Ba1 results in Pricing Level IV). If no Applicable Rating Agency shall have established ratings for the Index Debt, or if an Event of Default shall have occurred and be continuing, the ratings shall be deemed to be in Level
V. If the rating system of Moody's or S&P (or any other Applicable Rating Agency) shall change, or if either of them shall cease rating the Index Debt (other than by reason of any action or nonaction by the Company following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, the nonavailability of ratings from such rating agency and/or the replacement of such rating agency with another Applicable Rating Agency, and pending agreement on such amendment, the rating in effect immediately prior to such change or cessation will apply. If any Applicable Rating Agency shall not have a rating in effect by reason of any action or nonaction by the Company following or in anticipation of a ratings downgrade, then such Applicable Rating Agency shall be deemed to have established a rating in Level V.

"ASSIGNMENT AND ACCEPTANCE" shall mean,
with respect to any Senior Lender, an Assignment and Acceptance in substantially the form of EXHIBIT 1, executed by each party thereto with blanks appropriately completed. "AVERAGE REVOLVING CREDIT OBLIGATIONS" shall have the meaning ascribed to it in SECTION 2.04(C). "BASE RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:
         (i)  the rate of interest announced
publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;
        (ii)  the sum (adjusted to the nearest one-
quarter of one percent (1/4 of 1%) or, if there is no nearest one-quarter of one percent (1/4 of 1%), to the next higher one-quarter of one percent (1/4 of 1%)) of (a) one-half of one percent (1/2 of 1%) per annum plus (b) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365 days) being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank; and
       (iii)  the sum of (A) one-half of one percent
(0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period.
"BASE RATE LOANS" shall mean all Loans
outstanding which bear interest at a rate determined by reference to the Base Rate as provided in SECTION 2.03(A)(I). "BENEFIT PLAN" shall mean any employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company, any Subsidiary of the Company or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

"BOARD" or "BOARD OF DIRECTORS" shall mean either the board of directors of the Company or any Subsidiary of the Company or, in connection with any particular matter for which this Agreement does not specifically require the approval of the board of directors of the Company or the applicable Subsidiary of the Company, any committee of the board of directors of such Person duly authorized to execute the powers of that board with respect thereto.
"BORROWING" shall mean, except as otherwise provided in SECTION 2.07(E)(II), a borrowing consisting of Loans of the same Type made on the same day by the Senior Lenders.
"BUSINESS DAY" shall mean (i) for all
purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday, and any day which is a legal holiday under the law of the State of New York or the State of Texas, or is a day on which banking institutions located in either such state are required or authorized by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank Eurodollar market.
"CAPITAL LEASE", as applied to any Person, shall mean any lease of any property (whether real, personal, or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.
"CAPITALIZED LEASE OBLIGATION" shall mean, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a Capital Lease and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
"CAPITAL STOCK" of any Person shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock and any and all forms of partnership interests or other equity interests in a Person, including but not limited to any type of preference stock which for other purposes may not be treated as equity.
"CASH EQUIVALENTS" shall mean
(i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one hundred eighty (180) days after the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one hundred eighty (180) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent) and not listed in Credit Watch published by S&P;
(iii) commercial paper, other than commercial paper issued by the Company or any of its Affiliates, maturing no more than one hundred eighty (180) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or Prime-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services as are acceptable to the Administrative Agent); (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within one hundred eighty (180) days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or by any foreign bank which acts through a branch or funding office located in the United States of America and, in any case, having (A) combined capital and surplus of not less than $250,000,000 and (B) a long term debt rating of A or better by S&P or A2 or better by Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent); (v) overnight investments in an aggregate amount not to exceed $50,000,000 at any one time in money-market funds in which such investments are made by any commercial bank which is an Affiliate of one of the fifty (50) largest bank holding companies in the United States in connection with deposit accounts maintained at such commercial bank; and (vi) investments by 7-Eleven Canada, not exceeding $30,000,000 in the aggregate at any one time, in Canadian Securities of the same type as the Securities described in clauses (i) through
(iv).
"CCEC" shall mean Cityplace Center East
Corporation, a Texas corporation and a wholly-owned
Subsidiary of the Company.
"CERCLA" shall mean the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C., 9601 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.
"CHANGE OF CONTROL" shall mean the
occurrence of either of the following:
(i) the Majority Owners shall cease to be the direct or indirect owners, or shall cease to direct the voting and disposition, of (A) at least
50%, in the aggregate, of the outstanding shares of Common Stock and (B) Securities of the Company (or other Securities convertible into such Securities) representing at least 50%, in the aggregate, of the combined voting power of all Securities of the Company entitled to vote in the election of directors (other than Securities having such power only by reason of the happening of a contingency);
or
(ii) the Majority Owners shall cease to
have the power, in the aggregate, to elect at least a majority of the directors on the Board of Directors of the Company, or at any time, the Majority Owners shall not have voted in favor of the election of directors constituting at least a majority of the Board of Directors of the Company.
"CITIBANK" shall have the meaning ascribed to it in the preamble hereto.
"CO-AGENT" shall have the meaning ascribed to it in the preamble hereto.
"COMMERCIAL LETTER OF CREDIT" shall mean any documentary Letter of Credit which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Company in the ordinary course of its business.

"COMMERCIAL PAPER" shall mean (i)
commercial paper issued by the Company (A) which is unsecured, (B) which qualifies for the exemption from registration under Section 3(a)(3) of the Securities Act, (C) direct payment of which is fully and unconditionally guaranteed by Ito-Yokado and (D) which is otherwise issued and outstanding on substantially the terms set forth in
Exhibit 2, together with such other or different terms, and governed by such documents, as are permitted by Section 8.09 or otherwise acceptable to the Requisite Senior Lenders and
(ii) unsecured Indebtedness for money borrowed (to be used as a backup line for the commercial paper described in clause
(i) above) (A) which is subject to terms, conditions and documentation satisfactory in form and substance to the Requisite Senior Lenders, (B) resulting from advances (if any) which are applied to repay the commercial paper described in clause (i) above at the maturity thereof and (C) direct payment of which is fully and unconditionally guaranteed by Ito-Yokado.
"COMMISSION" shall mean the Securities and Exchange Commission or any Person succeeding to the functions thereof.
"COMMITMENT" shall mean, with respect to any Senior Lender, the obligation of such Senior Lender to make Loans and to participate in Facility Letters of Credit pursuant to the terms and conditions of this Agreement, in an aggregate amount at any time outstanding which shall not exceed the principal amount set forth opposite such Senior Lender's name under the heading "Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Senior Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "COMMITMENTS" shall mean the aggregate principal amount of the Commitments of all the Senior Lenders, the maximum amount of which shall be $200,000,000, as such amount may be reduced from time to time pursuant to Section 2.05(c), 2.05(d) or 10.02(a).
"COMMITMENT TERMINATION DATE" shall mean the earlier of (i) the fifth anniversary of the Effective Date and (ii) the date of termination of the Commitments pursuant to Section 10.02(a).
"COMMON STOCK" shall mean the common stock of the Company, $.0001 par value per share.
"COMPANY" shall have the meaning ascribed to it in the preamble hereto.
"COMPLIANCE CERTIFICATE" shall mean a
certificate substantially in the form of Exhibit 3 delivered to the Senior Lenders by the Company pursuant to
Section 6.01(c)(ii).
"CONSOLIDATED CASH INTEREST EXPENSE" shall mean, for any period, total interest expense, whether paid or accrued (including the interest component of Capitalized Lease Obligations and cash payments made as interest under the Senior Subordinated Debenture Indentures and accounted for as a reduction of principal pursuant to Statement of Financial Accounting Standards No. 15 of the Financial Accounting Standards Board), of the Company and its Subsidiaries for such period, determined on a consolidated basis, including without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Hedging Obligations, but excluding, however, interest expenses not payable in cash (including amortization of discount), all as determined in conformity with GAAP.

"CONSOLIDATED NET INCOME" shall mean, for any period, the net earnings (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.
"CONSOLIDATED TOTAL INDEBTEDNESS" shall
mean, at any time, the sum of the amounts (without duplication) at such time of (i) consolidated total Indebtedness of the Company and its Subsidiaries, to the extent required, in conformity with GAAP, to be reflected on a balance sheet of the Company and its Subsidiaries at that time, plus (ii) the maximum amount available to be drawn under outstanding letters of credit at that time, plus (iii) the aggregate amount of all obligations of the Company under the Master Lease Documents, including, without limitation and without duplication, the maximum amount of all Accommodation Obligations of the Company incurred in connection therewith, minus (iv) all outstanding Indebtedness in respect of the QUIDS Subordinated Notes.
"CONTRACTUAL OBLIGATION", as applied to any Person, shall mean any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).
"CP REIMBURSEMENT INDEBTEDNESS" shall have the meaning ascribed to it in Section 8.09(b).
"CURE LOANS" shall have the meaning
ascribed to it in Section 2.06(b)(iii)(C).
"CURRENCY AGREEMENT" of any Person shall mean any foreign exchange contract, currency swap agreement, option or futures contract or other similar agreement or arrangement entered into to hedge payments owed to or by such Person or any of its Subsidiaries against fluctuations in currency values.
"CUSTOMARY PERMITTED LIENS" shall mean
               (i)    Liens (other than Environmental Liens
and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP;
               (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens, other than any Lien imposed under ERISA, imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP;

               (iii)    Liens (other than any Lien imposed
under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;
               (iv)    easements (including, without
limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Company or its Subsidiaries and which do not materially detract from the value of the property to which they attach or impair the use thereof to the Company or its Subsidiaries;
               (v)    rights of tenants, subtenants,
franchisees or parties in possession (other than a debtor in possession, trustee in bankruptcy or receiver in respect of the Company or any Subsidiary Guarantor), or options or rights of first refusal, whether pursuant to leases, subleases, franchise agreements, other occupancy agreements or otherwise, if such rights were vested on the Effective Date or created thereafter in the ordinary course of business in transactions permitted under this Agreement;
               (vi)    extensions, renewals or replacements
of any Lien referred to in clauses (i) through (v) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; and
               (vii)    building restrictions, zoning laws
and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental or quasi-Governmental Authority having jurisdiction.
"DEFAULTING L/C PARTICIPANT" shall have the meaning ascribed to it in Section 3.06(b)(ii).
"DEFINED BENEFIT PLAN" shall mean any
employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA and which is, or was at any time during the then five (5) preceding years, maintained for employees of the Company, any Subsidiary of the Company or any ERISA Affiliate.
"DISQUALIFIED EQUITY" of any Person shall mean any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, or which is otherwise required to be repurchased or retired, in whole or in part, on or prior to the Termination Date.

"DOLLARS" and "$" shall mean the lawful
money of the United States of America.
"EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, plus (ii) depreciation and amortization expense, plus
(iii) interest expense, plus (iv) federal, state and foreign income taxes, plus (v) extraordinary losses (and any non-cash unusual losses of $5,000,000 or more arising in or outside of the ordinary course of business not included in the extraordinary losses determined in accordance with GAAP which have been included in the determination of Consolidated Net Income), minus (vi) extraordinary gains (and any non-cash unusual gains of $5,000,000 or more arising in or outside of the ordinary course of business not included in extraordinary gains determined in accordance with GAAP which have been included in the determination of Consolidated Net Income). "EFFECTIVE DATE" shall mean the date on which this Agreement shall become effective in accordance with Section 12.19.
"ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or
(ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.
"EQUITY INTERESTS" shall mean Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).
"ERISA" shall mean the Employee Retirement
Income Security Act of 1974, any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.
"ERISA AFFILIATE" shall mean (i) any
corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company; (ii) a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Company, any corporation described in clause (i) above or any trade or business described in clause (ii) above.
"EURODOLLAR AFFILIATE" shall mean, with
respect to each Senior Lender, the Affiliate of such Senior Lender set forth below such Senior Lender's name under the heading "Eurodollar Affiliate" on the signature pages of this Agreement or of the Assignment and Acceptance pursuant to which such Person became a Senior Lender under this Agreement or as otherwise set forth in a written notice to the Company and the Administrative Agent in accordance with Section 12.09.

"EURODOLLAR INTEREST PAYMENT DATE" shall mean, with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan and, in the case of a Eurodollar Interest Period in excess of three months applicable to a Borrowing of Eurodollar Rate Loans, the corresponding date at the end of each three month period after the commencement date of such Eurodollar Interest Period and the last day of such Eurodollar Interest Period.
"EURODOLLAR INTEREST PERIOD" shall have the meaning ascribed to it in Section 2.07(b).
"EURODOLLAR INTEREST RATE DETERMINATION
DATE" shall mean the date on which the Administrative Agent determines the Eurodollar Rate applicable to a Borrowing, continuation or conversion of Eurodollar Rate Loans. The Eurodollar Interest Rate Determination Date shall be the second Business Day prior to the first day of the Eurodollar Interest Period applicable to such Borrowing, continuation or conversion.
"EURODOLLAR RATE" shall mean, with respect to any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum obtained by dividing (i) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%) per annum if such average is not such a multiple) of the rate per annum determined by each of the Reference Banks to be the rate per annum at which deposits in Dollars are offered by such Reference Bank to major banks in the London interbank Eurodollar market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be made by such Reference Bank to be outstanding during such Eurodollar Interest Period, by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.
"EURODOLLAR RATE LOANS" shall mean those Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate as provided in Section 2.03(a)(ii).
"EURODOLLAR RESERVE PERCENTAGE" shall mean for any date that percentage (expressed as a decimal) which is in effect on such date, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" having a term equal to the applicable Eurodollar Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).
"EVENT OF DEFAULT" shall mean any of the occurrences set forth in Section 10.01 after the expiration of any applicable grace period expressly provided therein.

"EXISTING CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of February 27, 1997, as amended through the Effective Date, among the Company, the financial institutions from time to time party thereto as "Senior Lenders" or "Issuing Banks" (each as defined therein), Citibank, in its separate capacity as "Administrative Agent" (as defined therein) and The Sakura Bank, Limited, New York Branch, as "Co-Agent" (as defined therein).
"EXISTING MASTER LEASE FACILITIES" shall mean (i) the $115,000,000 Operating Lease facility dated April 15, 1997 and amended April 15, 1998 among the Company, as Lessee, the financial institutions party thereto, as Lessor Parties, and CBL Capital Corporation as Agent for the Lessor Parties, as amended through the date hereof and (ii) the $100,000,000 Operating Lease facility dated August 16, 1999 and amended and restated as of September 29, 2000 among the Company, as Lessee, Convenience Statutory Trust -1999 as Lessor, the financial institutions party thereto, as Note Holders and Certificate Holders, CBL Capital Corporation, as Administrative Agent, and Salomon Smith Barney, Inc., as Lead Arranger, as amended through the date hereof.
"FACILITY LETTER OF CREDIT" shall mean any
Commercial Letter of Credit or any Standby Letter of Credit issued by an Issuing Bank for the account of the Company pursuant to Article III.
"FACILITY LETTER OF CREDIT OBLIGATIONS"
shall mean, at any particular time, the sum of (i) the aggregate Reimbursement Obligations at such time, plus
(ii) the aggregate maximum amount available for drawing under the Facility Letters of Credit at such time.
"FDIC" shall mean the Federal Deposit
Insurance Corporation or any Person succeeding to the functions thereof.
"FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent. "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System or any Person succeeding to the functions thereof.
"FEE LETTERS" shall mean, collectively, (i) the letter agreement dated October 26, 2000 among the Administrative Agent, the Lead Arranger, Citicorp Bankers Leasing Corporation and the Company and (ii) the letter agreement dated December 8, 2000 among the Administrative Agent, the Lead Arranger, Citicorp Bankers Leasing Corporation and the Company.

"FIRST PRIORITY SUBORDINATED DEBENTURES" shall mean the Company's 5% First Priority Senior Subordinated Debentures due December 15, 2003.
"FIRST PRIORITY SUBORDINATED DEBENTURE
INDENTURE" shall mean the Indenture pursuant to which the First Priority Subordinated Debentures have been issued, in the form attached hereto as Exhibit 4.
"FISCAL YEAR" shall mean the fiscal year of the Company, which shall be the twelve (12) month period ending on December 31 in each year or such other period as the Company may designate and the Requisite Senior Lenders may approve in writing.
"FUNDING DATE" shall mean, with respect to any Loan, the date of the funding of that Loan.
"GAAP" shall mean generally accepted
accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.
"GOVERNMENT ACTS" shall have the meaning ascribed to it in Section 3.10(a).
"GOVERNMENTAL AUTHORITY" shall mean any
nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
"HOLDERS" shall mean the holders of the
Obligations and shall refer to (i) each Senior Lender in respect of its Loans and as holder of its Notes, (ii) each Issuing Bank in respect of Reimbursement Obligations owed to it, (iii) the Administrative Agent, Senior Lenders and Issuing Banks in respect of all other present and future obligations and liabilities of the Company or any Subsidiary Guarantor of every type and description arising under or in connection with this Agreement or any other Loan Document,
(iv) each other Person entitled to indemnification pursuant to Section 12.03, in respect of the obligations and liabilities of the Company to such Person thereunder and
(v) their respective successors, transferees and assigns (to the extent permitted by the terms of the Loan Documents). "INDEBTEDNESS" shall mean, with respect to any Person as of any date of determination, without duplication, (i) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations and other liabilities (contingent or otherwise) of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations and other liabilities (contingent or otherwise) of such Person in respect of letters of credit or other similar instruments (and reimbursement obligations with respect thereto), (iv) all obligations and other liabilities (contingent or otherwise) of such Person to pay the deferred and unpaid purchase price of property or services (other than any such obligations that represent trade payables or accrued expenses incurred in the ordinary course of business), (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset or assets of such Person, whether or not such Indebtedness is assumed by such Person (and, if not assumed, such Indebtedness shall be limited to the fair market value of such asset or assets as determined on the date such indebtedness was incurred), (vii) all Accommodation Obligations of such Person, (viii) net obligations in respect of Currency Agreements and Interest Hedging Obligations, and
(ix) the maximum fixed repurchase price of any Disqualified Equity. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Equity which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined; provided, however, that, if such Disqualified Equity is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Equity. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of such Person for any such contingent obligations at such date. A change in GAAP that results in an obligation of the Company or any Subsidiary of the Company existing at the time of such change becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.
"INDEX DEBT" shall have the meaning
ascribed to it in the definitions of "Applicable Eurodollar Rate Margin", "Applicable Facility Fee Rate" and "Applicable Utilization Fee Rate".
"INTELLECTUAL PROPERTY" shall mean
trademarks, trademark rights, trade names, trade name rights, service marks, patents, patent rights and copyrights. "INTEREST HEDGING OBLIGATION" shall mean any obligation of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "INTEREST HEDGING OBLIGATION" shall also include interest rate exchange, collar, cap, swap, options or similar agreements providing interest rate protection.
"INTERNAL REVENUE CODE" shall mean the
Internal Revenue Code of 1986, any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.
"INVESTMENT" shall mean any direct or
indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase or acquisition, including through any merger or consolidation, of Capital Stock, bonds, notes, debentures or other securities issued by any other Person.

"ISSUING BANKS" shall mean Citibank, any other Senior Lender which has issued a Letter of Credit listed in Schedule 3.11 (with respect to that Letter of Credit) and any other Senior Lender (or its Affiliate) which agrees (with the consent of the Company and the Administrative Agent) to become an Issuing Bank for the purpose of issuing Facility Letters of Credit pursuant to
Article III. When a Senior Lender is referred to in its capacity as an Issuing Bank hereunder, such reference to an Issuing Bank shall be interpreted to refer to such Senior Lender solely in its capacity as an Issuing Bank. "ITO-YOKADO" shall mean Ito-Yokado Co.,
Ltd., a Japanese corporation.
"ITO-YOKADO CP LETTER AGREEMENT" shall have the meaning ascribed to it in Section 4.01(a)(vi). "KNOWLEDGE", when used in respect of a natural person, shall mean actual knowledge of that person and shall mean, when used in respect of a corporate Person, the actual knowledge of any executive officer of such Person. "LEAD ARRANGER" shall mean Salomon Smith
Barney, Inc., in its capacities as Sole Lead Arranger and Sole Book Manager.
"LETTER OF CREDIT" shall mean each letter of credit issued by any Person for the account of the Company or any of its Subsidiaries.
"LETTER OF CREDIT COMMITMENT" shall mean, with respect to any Issuing Bank, such Issuing Bank's commitment to issue Facility Letters of Credit, in an amount (which, together with the Letter of Credit Commitments of all other Issuing Banks, shall not exceed the then amount of the Letter of Credit Subfacility) agreed upon among the Company, such Issuing Bank and the Administrative Agent, as such amount may be modified from time to time pursuant to Section 2.05(c), 2.05(d), 3.12 or 10.02(a).
"LETTER OF CREDIT REIMBURSEMENT AGREEMENT" shall mean, with respect to a Facility Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Facility Letter of Credit is requested may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may be agreed upon by the Issuing Bank and the Company and as are not materially adverse to the interest of the Senior Lenders; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control and no event (other than failure to pay Reimbursement Obligations) which constitutes a default under a Letter of Credit Reimbursement Agreement shall constitute an Event of Default solely by reason of any default provisions contained in such Letter of Credit Reimbursement Agreement.
"LETTER OF CREDIT SUBFACILITY" shall mean, at any time, the maximum aggregate amount of Facility Letter of Credit Obligations which may be outstanding at any time, which shall be equal to $150,000,000, as such amount may be reduced from time to time pursuant to Section 2.05(c), 2.05(d), or 10.02(a).

"LIEN" shall mean any mortgage, deed of
trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to 9-408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.
"LOAN" shall have the meaning ascribed to it in Section 2.01(a)(i).
"LOAN AVAILABILITY" shall have the meaning ascribed to it in Section 2.01(a)(i).
"LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letter of Credit Reimbursement Agreements, the Subsidiary Guaranty and all other agreements, instruments and written indicia of Contractual Obligations between the Company or any Subsidiary Guarantor and the Administrative Agent, the Co-Agent, any Senior Lender, any Issuing Bank or any successor in interest to any of them, delivered to the Administrative Agent, the Co-Agent, Senior Lender, Issuing Bank or such successor in interest by or on behalf of the Company or any Subsidiary Guarantor pursuant to or in connection with the transactions contemplated hereby. "MAJORITY OWNERS" shall mean, collectively,
Ito-Yokado, Seven-Eleven Japan Co., Ltd. or any Subsidiary of either of them, all of whose Capital Stock is owned by either Ito-Yokado or Seven-Eleven Japan Co., Ltd.
"MARGIN STOCK" shall have the meaning
ascribed to it in Regulation U.
"MASTER LEASE DOCUMENTS" shall mean the
agreements, documents and instruments evidencing the Master Lease Facilities, as any of the same may be amended, restated, supplemented or otherwise modified from time to time.
"MASTER LEASE FACILITIES" shall mean (i) the Existing Master Lease Facilities, (ii) the $100,000,000 Operating Lease facility dated the date hereof among the Company, as Lessee, Convenience Statutory Trust 2001, as Lessor, the financial institutions party thereto, as Note Holders and Certificate Holders, CBL Capital Corporation, as Administrative Agent, and Salomon Smith Barney, Inc. as Lead Arranger, and (iv) any similar facility entered into by the Company which does not result in an Event of Default or a Potential Event of Default, in each case, as amended, restated, supplemented or otherwise modified from time to time; provided, however, that each Master Lease Facility shall provide that the financial covenants applicable to such Master Lease Facility and the defined terms relating thereto shall be substantively identical to the financial covenants set forth in Article IX of this Agreement and the defined terms used therein, in each case as this Agreement may be amended, restated, supplemented, modified, replaced or refinanced from time to time.

"MATERIAL ADVERSE EFFECT" shall mean: (i) with respect to the Company, individually, or the Company and its Subsidiaries, taken as a whole, a material adverse effect upon the business, assets or other properties, liabilities or condition (financial or otherwise) or results of operations of the Company, individually, or the Company and its Subsidiaries, taken as a whole; or (ii) a material adverse effect on the ability of the Company or any Subsidiary Guarantor to perform its Obligations under the Loan Documents.
"MATERIAL SUBSIDIARY" shall mean, as of any date of determination, any Subsidiary of the Company which either (i) owns ten percent (10%) or more of the assets of the Company and its Subsidiaries on a consolidated basis or
(ii) contributed, as of the end of the then most recently ended fiscal year, ten percent (10%) or more of the consolidated EBITDA of the Company and its Subsidiaries. "MOODY'S" shall mean Moody's Investors
Service, Inc. or any successor thereto.
"MULTIEMPLOYER PLAN" shall mean a
"multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or was at any time during the then five preceding years, contributed to on behalf of employees of the Company, any Subsidiary of the Company or any ERISA Affiliate.
"NON PRO RATA LOAN" shall have the meaning ascribed to it in Section 2.06(b)(iii).
"NOTE" shall have the meaning ascribed to it in Section 2.01(d).
"NOTICE OF BORROWING" shall mean, with
respect to a proposed Borrowing pursuant to Section 2.01(b), a notice in substantially the form of Exhibit 5.
"NOTICE OF CONVERSION/CONTINUATION" shall mean, with respect to a proposed conversion or continuation of a Loan pursuant to Section 2.03(c), notice substantially in the form of Exhibit 6.
"OBLIGATIONS" shall mean all present and future obligations and liabilities of the Company and each Subsidiary Guarantor of every type and description arising under or in connection with this Agreement or any other Loan Document, due or to become due to the Administrative Agent, the Co-Agent, any Senior Lender, any Issuing Bank or any Person entitled to indemnification pursuant to Section 12.03, or any of their respective successors, transferees or assigns, and shall include, without limitation, (i) all liability of the Company for principal of and interest on the Loans or under the Notes, (ii) all Reimbursement Obligations of the Company to any Issuing Bank, (iii) all liability of each Subsidiary Guarantor under the Subsidiary Guaranty and
(iv) all liability of the Company and each Subsidiary Guarantor under the Loan Documents for any fees, expense reimbursements and indemnifications.
"OFFICER'S CERTIFICATE" shall mean, as to a corporation, a certificate executed on behalf of such corporation by its chairman or vice-chairman of the board (if an officer), its president, any of its vice-presidents, its principal financial officer, its controller or its treasurer.

"PAYOFF LETTER" shall mean a letter dated the Effective Date or as of a recent date prior to the Effective Date, in form and substance satisfactory to the Administrative Agent and the Senior Lenders, addressed to the Administrative Agent, the Co-Agent and the Senior Lenders and executed by the "Administrative Agent" and each of the "Senior Lenders" and "Issuing Banks" under (and in each case defined in) the Existing Credit Agreement stating that the Existing Credit Agreement has been terminated (other than provisions which, by their terms, survive the termination of the Existing Credit Agreement) and that all outstanding indebtedness and obligations thereunder or with respect thereto have been repaid in full in cash and discharged. "PBGC" shall mean the Pension Benefit
Guaranty Corporation or any Person succeeding to the functions thereof.
"PERMITTED EXISTING INVESTMENTS" shall mean the Investments of the Company and its Subsidiaries reflected on Part B of Schedule 5.01(c).
"PERSON" shall mean any natural person,
corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.
"POTENTIAL EVENT OF DEFAULT" shall mean an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.
"PRO RATA SHARE" shall mean, with respect to any Senior Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Senior Lender's Commitments and the denominator of which shall be the aggregate amount of all of the Senior Lenders' Commitments, as adjusted from time to time in accordance with the provisions of Section 12.01(a) (notwithstanding the termination of any such Commitments pursuant to Section 10.02(a)).
"QUARTERLY DETERMINATION DATE" shall mean each March 31, June 30, September 30 and December 31 during the term of this Agreement.
"QUIDS SUBORDINATED NOTES" shall mean (i) the Quarterly Income Debt Securities Due 2010 dated November 22, 1995 issued by the Company to Ito-Yokado and Seven-Eleven Japan Co., Ltd. in the aggregate principal amount of $300,000,000 (the "1995 QUIDS Subordinated Notes") and any promissory notes issued pursuant to an indenture, in substantially the form of the indenture attached as Exhibit A to the 1995 QUIDS Subordinated Notes, upon the exercise by any holder thereof of its rights under that certain Registration Rights Agreement dated as of November 22, 1995 among the Company, Ito-Yokado and Seven-Eleven Japan Co., Ltd. and (ii) the Quarterly Income Debt Securities Due 2013 dated February 26, 1998 issued by the Company to Ito-Yokado and Seven-Eleven Japan Co., Ltd. in the aggregate principal amount of $80,000,000 (the "1998 QUIDS Subordinated Notes") and any promissory notes issued pursuant to an indenture, in substantially the form of the indenture attached as Exhibit A to the 1998 QUIDS Subordinated Notes, upon the exercise by any holder thereof of its rights under that certain Registration Rights Agreement dated as of February 26, 1998 among the Company, Ito-Yokado and Seven-Eleven Japan Co., Ltd.

"REFERENCE BANKS" shall mean Citibank and, at the discretion of the Administrative Agent, one or more Senior Lenders (or Affiliates thereof) approved by the Administrative Agent.
"REGULATION A" shall mean Regulation A of the Federal Reserve Board as in effect from time to time. "REGULATION U" shall mean Regulation U of the Federal Reserve Board as in effect from time to time. "REGULATION X" shall mean Regulation X of the Federal Reserve Board as in effect from time to time. "REIMBURSEMENT OBLIGATIONS" shall mean the reimbursement or repayment obligations of the Company to the Issuing Banks pursuant to Letter of Credit Reimbursement Agreements with respect to Facility Letters of Credit, for amounts paid out thereunder.
"RENT EXPENSE ON OPERATING LEASES," as
applied to the Company and its Subsidiaries, shall mean, for any period, the amount for such period of (i) total rent expense on the Master Lease Facilities and other operating leases, including contingent rent expense, minus (ii) sublease rent income from property subject to the Master Lease Facilities and other operating leases, all such income and expense accounted for on a consolidated basis pursuant to GAAP.
"REPORTABLE EVENT" shall mean with respect to any Benefit Plan any event described in Section 4043(b) of ERISA other than any such event as to which the requirement of thirty (30) days' notice to PBGC contained in Section 4043(a) of ERISA is waived under applicable regulations. "REQUIREMENTS OF LAW" shall mean, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations U and X, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.
"REQUISITE SENIOR LENDERS" shall mean
Senior Lenders whose Pro Rata Shares, in the aggregate, are more than fifty percent (50%).
"REVOLVING CREDIT OBLIGATIONS" shall mean, at any particular time, the sum of (i) the outstanding principal amount of the Loans at such time, plus (ii) the Facility Letter of Credit Obligations at such time.

"S&P" shall mean Standard & Poor's Rating
Group, a division of McGraw Hill, Inc., or any successor thereto.
"SECURITIES" shall mean any stock, shares, voting trust certificates, limited partnership certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.
"SECURITIES ACT" shall mean the Securities
Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.
"SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.
"SENIOR LENDER" shall mean, at any
particular time, any Person who holds a Commitment at such time, whether as a signatory to this Agreement or pursuant to an Assignment and Acceptance.
"SENIOR SUBORDINATED DEBENTURE INDENTURES" shall mean the respective Indentures pursuant to which the Senior Subordinated Debentures have been issued.
"SENIOR SUBORDINATED DEBENTURES" shall mean
(i) the First Priority Subordinated Debentures and (ii) the Company's 4.5% Second Priority Senior Subordinated Debentures (Series A) due June 15, 2004, and the Company's 4% Second Priority Senior Subordinated Debentures (Series B) due June 15, 2004.
"7-ELEVEN CANADA" shall mean 7-Eleven
Canada, Inc., a corporation organized under the laws of Canada and a wholly-owned Subsidiary of the Company.
"STANDBY LETTER OF CREDIT" shall mean any
Facility Letter of Credit which is not a Commercial Letter of Credit.
"SUBORDINATED INDEBTEDNESS" shall mean the
Indebtedness evidenced by, or in respect of, (i) the Senior Subordinated Debentures, (ii) the QUIDS Subordinated Notes and (iii) any additional Indebtedness (A) subordinated in right of payment on terms and conditions which comply with the second proviso of Section 8.01 or (B) incurred on other terms approved in writing by the Requisite Senior Lenders. "SUBSIDIARY" of a Person shall mean any corporation, limited liability company, general or limited partnership, or other entity of which Securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such entity are at the time directly or indirectly owned or controlled by, or the management of which is otherwise controlled directly or indirectly through one or more intermediaries, or both, by such Person, one or more subsidiaries of such Person or any combination thereof.

"SUBSIDIARY GUARANTOR" shall mean, as of any date of determination, each Material Subsidiary party to the Subsidiary Guaranty on such date.
"SUBSIDIARY GUARANTY" shall mean the
Guaranty, in substantially the form of Exhibit 7, to be executed by each Material Subsidiary required to become a party thereto pursuant to Section 7.06, as same may be amended, restated, supplemented or otherwise modified from time to time.
"TERMINATION EVENT" shall mean (i) a
Reportable Event, (ii) the withdrawal of the Company, any Subsidiary of the Company or any ERISA Affiliate from a Defined Benefit Plan during a plan year in which it is a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate a Defined Benefit Plan, (iv) the treatment of a Defined Benefit Plan amendment as a termination under Section 4041 of ERISA, (v) the institution of proceedings by the PBGC to terminate a Defined Benefit Plan, (vi) any other event or condition which would constitute ground under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Defined Benefit Plan, (vii) the termination of, or appointment of a trustee to administer, any Defined Benefit Plan pursuant to Section 4042 of ERISA, or (viii) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan if the amount of the withdrawal liability assessed by the plan sponsor against the Company or any such ERISA Affiliate would have a Material Adverse Effect.
"TRANSACTION COSTS" shall mean the fees, costs and expenses payable by the Company pursuant hereto or in connection herewith or in respect hereof and the fees, costs and expenses payable by the Company in connection with the Master Lease Facility executed on or around the date hereof.
"TYPE" shall mean, with respect to any
Loan, a Base Rate Loan or a Eurodollar Rate Loan.
"UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as enacted in the State of New York, as in effect from time to time.
"UNREIMBURSED ISSUING BANK" shall have the meaning ascribed to it in Section 3.06(b)(ii).
"VCOM" shall mean a Subsidiary of the
Company formed after the Effective Date to hold the assets relating to the Company's V.com electronic kiosk initiative.

       "YEN ROYALTY FINANCING AGREEMENT" shall mean, collectively, (a) the Credit Agreement dated as of March 21, 1988 among the Company, the Yen Royalty Lender and Citicorp International Limited, and (b) the Credit Agreement dated as of April 21, 1998 among the Company, the Yen Royalty Lender and Citibank, N.A., as Administrative Agent, in each case as any Yen Royalty Financing Agreement may be amended, supplemented or otherwise modified from time to time, provided that no amendment, supplement or other modification to any Yen Royalty Financing Agreement pertaining to the Yen Royalty Financing Collateral or the recourse of the Yen Royalty Lender (or any other creditor under a Yen Royalty Financing Agreement) thereto shall adversely affect the Administrative Agent, the Senior Lenders or the Issuing Banks without the prior written consent of the Requisite Senior Lenders.
     "YEN ROYALTY FINANCING COLLATERAL" shall mean,
as applicable, the "Collateral" as defined in (a) the Assignment and Security Agreement dated as of March 21, 1988 between the Company and the Yen Royalty Lender entered into in connection the credit agreement described in clause (a) of the definition of "Yen Royalty Financing Agreement" and (b) the Assignment and Security Agreement dated as of April 21, 1998 between the Company and the Yen Royalty Lender entered into in connection with the credit agreement described in clause (b) of the definition of "Yen Royalty Financing Agreement".
     "YEN ROYALTY FINANCING INDEBTEDNESS" shall mean Indebtedness of the Company to the Yen Royalty Lender under the Yen Royalty Financing Agreement in an aggregate principal amount which shall not exceed Japanese Yen 35,000,000,000 plus the amount of all interest and yield protection costs capitalized in connection therewith pursuant to the terms of the Yen Royalty Financing Agreement.
"YEN ROYALTY LENDER" shall mean, as
applicable, (i) with respect to clause (a) of the definition of "Yen Royalty Financing Agreement", Citibank (Channel Islands) Limited and (ii) with respect to clause (b) of the definition of "Yen Royalty Financing Agreement", the financial institutions from time to time party to the Credit Agreement described in such clause (b).
     1.02 REFERENCES TO THIS AGREEMENT. The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, clause, schedule and exhibit references herein are references to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified.
     1.03 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.
                     21

     1.04 ACCOUNTING TERMS. Subject to Section 12.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.
     1.05 MISCELLANEOUS TERMS. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified. The term "including" is by way of example and not limitation.
     1.06 OTHER DEFINED TERMS. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.
     1.07 SCHEDULES AND EXHIBITS. The schedules and exhibits to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.
                        ARTICLE II
                AMOUNTS AND TERMS OF LOANS
     2.01    LOANS.
             (a)    AVAILABILITY.
                    (i)    Subject to the terms and
conditions set forth in this Agreement, each Senior Lender hereby severally and not jointly agrees to make to the Company from time to time on any Business Day during the period from the Effective Date through and including the Business Day immediately preceding the Commitment
Termination Date revolving loans (each individually, a "LOAN" and collectively, the "LOANS"), in an amount which shall not exceed, in the aggregate at any time outstanding, such Senior Lender's Pro Rata Share of an amount equal to
(A) the aggregate Commitments at such time, minus (B) the aggregate Facility Letter of Credit Obligations at such time (the "LOAN AVAILABILITY" at such time).
                    (ii)    All Loans under this Agreement
shall be made by the Senior Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Senior Lender shall be responsible for any failure by any other Senior Lender to perform its obligation to make a Loan hereunder nor shall the Commitment of any Senior Lender be increased or decreased as a result of the failure by any other Senior Lender to perform its obligation to make a Loan.
                    (iii)    Within the limits and on the
conditions set forth in this Agreement, the Company may from time to time borrow and repay Loans under this Section 2.01, prepay Loans pursuant to Section 2.05(a) and reborrow Loans under this Section 2.01.

             (b)    NOTICE OF BORROWING.
                    (i)    Whenever the Company desires to
borrow under this Section 2.01, it shall deliver to the Administrative Agent a Notice of Borrowing, signed by it,
(A) on or before the Effective Date, in the case of a Borrowing of Loans on the Effective Date and (B) no later than 11:00 a.m. (New York time) (I) on the proposed Funding Date in the case of a Borrowing of Base Rate Loans and (II) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date in the case of a Borrowing of Eurodollar Rate Loans.
                    (ii)    Each Notice of Borrowing for
Loans shall specify (A) the Funding Date (which shall be a Business Day) in respect of such Loans, (B) the amount of the proposed Borrowing (which (I) shall not be less than the lesser of $2,500,000 and the Loan Availability as of such Funding Date and (II) after giving effect to such Borrowing and all other Loans and Facility Letters of Credit requested to be made or issued on the same Funding Date, shall not exceed the Loan Availability as of such Funding Date), (C) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period and (E) instructions for the disbursement of the proceeds of the Loans. The Loans made on the Effective Date shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans, in the manner provided in Section 2.03(c) and subject to the conditions therein set forth and in Section 2.07.
                   (iii)    In lieu of delivering the above-
described Notice of Borrowing, the Company may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.01(b); provided, that such notice shall be confirmed in writing by delivery to the Administrative Agent promptly (but in no event later than the Funding Date of the requested Loan) of a Notice of Borrowing.
                    (iv)    Any Notice of Borrowing (or
telephone notice in lieu thereof) pursuant to this Section 2.01(b) shall be irrevocable.
             (c)    MAKING OF LOANS.
                     (i)    On the Effective Date, each
Senior Lender which is also a Senior Lender under (and as defined in) the Existing Credit Agreement shall be deemed to have advanced funds to the Company in respect of the Loans in an amount equal to the Senior Lender's Pro Rata Share (as defined in the Existing Credit Agreement) of the aggregate principal amount of the outstanding Loans under (and as defined in) the Existing Credit Agreement. The Company and such Senior Lender acknowledge and agree that, upon the effectiveness of this Credit Agreement and the payment by such Senior Lender of the amounts described in Section 2.01(c)(ii) to be paid on the Effective Date with respect to such Senior Lender's Loans under this Agreement, the aggregate principal amount of such Senior Lender's Loans outstanding under the Existing Credit Agreement shall have been paid in full, and such Senior Lender shall be deemed to have advanced the full amount of its Pro Rata Share of Loans to be made on the Effective Date.

                       (ii)    Promptly after receipt of a
Notice of Borrowing under Section 2.01(b) (or telephonic notice in lieu thereof) in respect of Loans, the Administrative Agent shall notify each Senior Lender of the proposed Borrowing. Each Senior Lender shall make available to the Administrative Agent in Dollars and in immediately available funds, to such bank and account, in New York, New York, as the Administrative Agent may designate, not later than 11:00 a.m. (New York time), (A) on the Effective Date, the excess of (1) the amount of such Senior Lender's Loan to be made on the Effective Date over (2) the aggregate principal amount of such Senior Lender's Loans deemed made pursuant to Section 2.01(c)(i) and (B) on each Funding Date other than the Effective Date, the amount of such Senior Lender's Loan to be made on that Funding Date. Subject to the fulfillment of the conditions precedent set forth in
Section 4.01 or 4.02, as applicable, after the Administrative Agent's receipt of the proceeds of such Loans the Administrative Agent shall make the proceeds of such Loans available to the Company in New York, New York, on such Funding Date and shall disburse such funds in Dollars and in immediately available funds in accordance with the Company's disbursement instructions set forth in the Notice of Borrowing.
                        (iii)    The failure of any Senior
Lender to deposit with the Administrative Agent the amount described in Section 2.01(c)(ii) on any Funding Date shall not relieve any other Senior Lender of its obligations hereunder to make its Loan on any such date. In the event the conditions precedent set forth in Section 4.01 or 4.02, as applicable, are not fulfilled or duly waived as of the applicable Funding Date, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited hereunder by each Senior Lender to such Senior Lender.
                        (iv)    Unless the Administrative Agent
shall have been notified by any Senior Lender prior to any Funding Date in respect of any Borrowing of Loans that such Senior Lender does not intend to make available to the Administrative Agent such Senior Lender's Loan on such
Funding Date, the Administrative Agent may assume that such Senior Lender has made such amount available to the Administrative Agent on such Funding Date and the Administrative Agent in its sole discretion may, but shall not be obligated to, make available to the Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Senior Lender on or prior to a Funding Date, such Senior Lender agrees to pay and the Company agrees to repay severally to the Administrative
Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is paid or repaid to the Administrative Agent, at (A) in the case of the Company, the interest rate applicable at the time to a Borrowing of Base Rate Loans made on such Funding Date and (B) in the case of such Senior Lender, the Federal Funds Rate. If such Senior Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Senior Lender's Loan, and if both such Senior Lender and the Company shall have paid and repaid such corresponding amount, the Administrative Agent shall promptly return to the Company such corresponding amount in same day funds. Nothing in this Section 2.01(c) shall be deemed to relieve any Senior Lender of its obligation hereunder to make its Loan on any Funding Date.

             (d)    NOTES.  The Company shall execute and
deliver to each Senior Lender on or before the Effective Date a promissory note, in substantially the form of Exhibit 8 and otherwise in form and substance satisfactory to the Senior Lenders, in the principal amount of that Senior Lender's Commitment (each individually, a "NOTE" and collectively, the "NOTES"). The Note delivered to each Senior Lender shall mature, and all Revolving Credit Obligations evidenced thereby shall be paid in full (or, in the case of unmatured Facility Letter of Credit Obligations, provision for payment shall be made to the satisfaction of the Issuing Banks and the Requisite Lenders), on the Commitment Termination Date. Each Senior Lender is hereby authorized, at its option, to either (i) endorse the date and amount of each Loan made by such Senior Lender and each prepayment of principal of Loans made with respect to such Note on the back of such Note or (ii) record such Loans and prepayments in its books and schedule or such books and records, as the case may be, constituting prima facie evidence, absent manifest error, of the accuracy of the information contained therein.
     2.02 USE OF PROCEEDS OF LOANS. The proceeds of the Loans made (or deemed to have been made) on the Effective Date shall be used (i) to repay in full all outstanding obligations of the Company under the Existing Credit Agreement, (ii) to pay the Transactions Costs and (iii) for the purposes described in the following sentence. The proceeds of all other Loans shall be used for working capital in the ordinary course of business and for other lawful and permitted general corporate purposes of the Company.
     2.03    INTEREST ON THE LOANS.
             (a) RATE OF INTEREST. All Loans shall bear interest on the unpaid principal amount thereof from the date made until paid in full. The applicable basis for determining the rate of interest shall be selected by the Company at the time a Notice of Borrowing is given by the Company pursuant to Section 2.02(b) or, in the case of all Base Rate Loans or Eurodollar Rate Loans, at the time a Notice of Conversion/Continuation is delivered by the Company pursuant to Section 2.03(c); provided, however, that
(x) the Company may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on a Loan if at the time of such selection an Event of Default or a Potential Event of Default has occurred and is continuing and (y) all Loans made on the Effective Date shall be Base Rate Loans. If on any day any Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall be a Base Rate Loan. The Loans and other Obligations shall bear interest, subject to Sections 2.03(d) and 12.22, as follows:
                    (i)    If a Base Rate Loan or such other
Obligation, then at a rate per annum equal to the Base Rate as in effect from time to time as interest accrues; or
                    (ii)   If a Eurodollar Rate Loan, then
at a rate per annum equal to the sum of (A) the Applicable Eurodollar Rate Margin then in effect plus (B) the Eurodollar Rate determined for the applicable Eurodollar Interest Period.

             (b) INTEREST PAYMENTS. Subject to Sections 2.03(d) and 12.22, interest accrued on all Base Rate Loans in any calendar quarter shall be payable in arrears (i) on the first Business Day of the immediately succeeding calendar quarter, commencing on the first such day following the making of each such Base Rate Loan, (ii) upon the prepayment thereof in full or in part and (iii) at maturity. Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (x) on each Eurodollar Interest Payment Date applicable to that Loan, (y) upon the prepayment thereof in full or in part (together with payment of the amounts described in Section 2.07(f)) and (z) at maturity.
             (c) CONVERSION OR CONTINUATION. Subject to the provisions of Section 2.07, the Company shall have the option (i) to convert at any time all or any part of outstanding Loans which comprise part of the same Borrowing and which, in the aggregate, equal $2,500,000 or an integral multiple of $2,500,000 in excess of that amount from Base Rate Loans to Eurodollar Rate Loans; or (ii) to convert all or any part of outstanding Loans which comprise part of the same Borrowing and which, in the aggregate, equal $2,500,000 or an integral multiple of $2,500,000 in excess of that amount from Eurodollar Rate Loans to Base Rate Loans on the expiration date of any Eurodollar Interest Period applicable thereto; or (iii) upon the expiration of any Eurodollar Interest Period applicable to Borrowing of Eurodollar Rate Loans, to continue all or any portion of such Loans equal to $2,500,000 or an integral multiple of $2,500,000 in excess of that amount as Eurodollar Rate Loans of the same type, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on the expiration date of the Eurodollar Interest Period applicable thereto; provided, that no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event or Default or Potential Event of Default has occurred and is continuing.
In the event the Company shall elect to
convert or continue a Loan under this Section 2.03(c), the Company shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) on the proposed conversion date in the case of a conversion to a Base Rate Loan, and not later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan. A Notice of Conversion/ Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, and (iv) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering the above-described Notice of Conversion/Continuation, the Company may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this
Section 2.03(c); provided, that such notice shall be confirmed in writing by delivery to the Administrative Agent promptly (but in no event later than the proposed conversion/continuation under this Section 2.03(c).
Promptly after receipt of a Notice of
Conversion/Continuation under this Section 2.03(c) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Senior Lender by telex, telecopy, telegram, telephone or other similar form of transmission, of the proposed conversion/continuation.
Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable and the Company shall be bound to convert or continue such Loan in accordance therewith.

             (d) DEFAULT INTEREST. Notwithstanding the rates of interest specified in Section 2.03(a), effective upon notice from the Administrative Agent or the Requisite Senior Lenders at any time after (i) the occurrence of an Event of Default under Section 10.01(a) or (ii) the date of acceleration of the maturity of the Obligations pursuant to
Section 10.02(a) and for as long thereafter as such Event of Default shall be continuing or until such acceleration has been rescinded pursuant to Section 10.02(c) (as applicable), the principal balance of all Loans and other Obligations then outstanding shall bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the rate of interest otherwise payable under this Agreement, but not to exceed the maximum rate permitted by applicable law.
             (e)    COMPUTATION OF INTEREST.  Interest on
Base Rate Loans and Eurodollar Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days (subject to the provisions of this Agreement and the Notes limiting the rate of interest to that permitted by applicable law). In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.
             (f) CHANGES; LEGAL RESTRICTIONS. Except as provided in Section 2.07(d) with respect to certain determinations on Eurodollar Interest Rate Determination Dates, in the event that after the date hereof (a) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (b) compliance by any Senior Lender or Issuing Bank with any request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:
                     (i)    does or will subject a Senior
Lender or Issuing Bank (or its applicable lending office or Eurodollar Affiliate) to any tax, duty or other charge of any kind which such Senior Lender or Issuing Bank reasonably determines to be applicable to this Agreement, the Notes, the Commitments, the Loans or the Facility Letters of Credit or change the basis of taxation of payments to that Senior Lender or Issuing Bank of principal, fees, interest, or any other amount payable hereunder, except for taxes imposed on or measured by the overall net income of that Senior Lender or Issuing Bank or its applicable lending office or Eurodollar Affiliate or franchise taxes imposed by the jurisdiction in which such Senior Lender's or Issuing Bank's principal executive office, applicable lending office or Eurodollar Affiliate is located (all such non-excepted taxes, duties and other charges being hereinafter referred to as "TAXES"); or
                     (ii)    does or will impose, modify, or
hold applicable, in the determination of a Senior Lender or Issuing Bank, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Facility Letters of Credit) in or for the account of, advances or loans by, Commitments made, or other credit extended by, or any other acquisition of funds by, a Senior Lender or any applicable lending office or Eurodollar Affiliate of that Senior Lender or Issuing Bank (except, with respect to Base Rate Loans, to the extent that the reserve and FDIC insurance requirements are reflected in the definition of "Base Rate" and, with respect to Eurodollar Rate Loans, to the extent that the reserve requirements are reflected in the definition of "Eurodollar Rate"); or

                     (iii)    does or will impose on that
Senior Lender or Issuing Bank any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Effective Date;
and the results of any of the foregoing is to increase the cost to the Senior Lender or Issuing Bank of making, renewing or maintaining the Loans or its Commitment or issuing or participating in the Facility Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, the Company shall promptly pay to that Senior
Lender or Issuing Bank, upon demand, such amount or amounts
(based upon a reasonable allocation thereof by such Senior
Lender or Issuing Bank to the financing transactions contemplated by this Agreement and affected by this Section
2.03(f)) as may be necessary to compensate that Senior
Lender or Issuing Bank for any such additional cost incurred or reduced amount received. Such Senior Lender or Issuing Bank shall deliver to the Company a written statement of the costs or reductions claimed and the basis therefor, and the reasonable allocation made by that Senior
Lender or Issuing Bank of such costs and reductions shall be conclusive, absent manifest error. If a Senior Lender or Issuing Bank subsequently recovers any amount of Taxes previously paid by the Company pursuant to this Section
2.03(f), such Senior Lender or Issuing Bank shall, within
30 days after receipt of such refund and to the extent permitted by applicable law, pay to the Company the amount of any such recovery.
             (g)    REFERENCE BANKS.  Each Reference Bank
which is also a Senior Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. Upon the reasonable request of the Company from time to time, the Administrative Agent shall promptly provide to the Company such information with respect to the applicable Eurodollar
Rate as may be reasonably required by the Company, and each Reference Bank which is also a Senior Lender agrees to furnish to the Administrative Agent such information as may be required in connection therewith.
     2.04    FEES.
             (a)    FEE LETTERS.  The Company shall pay to
the Administrative Agent and to the Lead Arranger, the fees payable to the Administrative Agent or the Lead Arranger, respectively, as specified in the respective Fee Letters and on the dates specified therein. No Person other than the Administrative Agent, the Lead Arranger or any other
Person specified in any Fee Letter, as the case may be, shall have any interest in these fees.
             (b)    FACILITY FEE.  The Company shall pay to
the Administrative Agent, for the account of each Senior
Lender, a fee in an amount equal to (i) the Applicable
Facility Fee Rate then in effect multiplied by (ii) the Commitment of such Senior Lender in effect from day to day during any calendar quarter, payable quarterly in arrears on the first Business Day of the immediately succeeding calendar quarter.

             (c)    UTILIZATION FEE.  In the event that the
average aggregate outstanding Revolving Credit Obligations
(the "AVERAGE REVOLVING CREDIT OBLIGATIONS") during any calendar quarter are greater than or equal to two-thirds of the Commitments then in effect (or, if the Commitments have then been terminated, the amount of the Commitments in effect immediately prior to such termination), the Company shall pay to the Administrative Agent, for the account of each Senior Lender, a fee in an amount equal to (i) the Applicable Utilization Fee Rate then in effect multiplied by (ii) such Senior Lender's Pro Rata Share of the Average
Revolving Credit Obligations during such calendar quarter, payable quarterly in arrears on the first Business Day of the immediately succeeding calendar quarter.
             (d)    LETTER OF CREDIT FEES.  The Company
shall pay to the Administrative Agent, for the account of the Senior Lenders or the Issuing Banks, as applicable, the fee for Facility Letters of Credit, determined as set forth in Sections 3.08(a) and 3.08(b).
             (e)    PAYMENT OF FEES.  The fees described in
this Section 2.04 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of the Company to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Company to pay interest, other fees described herein and expenses otherwise described in this Agreement. Fees shall be payable when due in New York, New York in immediately available funds. All fees shall be non-refundable when paid. All fees specified or referred to in this Agreement due to a Senior Lender, including, without limitation, those referred to in this Section 2.04, shall bear interest, if not paid when due, at the rate then applicable to past due Base Rate Loans (but not to exceed the maximum rate permitted by law) and shall constitute Obligations.
     2.05    PREPAYMENTS OF LOANS; REDUCTIONS AND
TERMINATION OF COMMITMENTS.
             (a)    VOLUNTARY PREPAYMENTS OF LOANS.  The
Company may, upon not less than two (2) Business Days' prior written or telephonic notice confirmed promptly in writing to the Administrative Agent (which notice the Administrative Agent shall promptly transmit by telegram, telex or telephone to each Senior Lender), at any time and from time to time, prepay any Base Rate Loans in whole or in part, without premium or penalty, in an aggregate minimum amount of $2,500,000, provided, however, that the Company may prepay such Loans in full without regard to such minimum amount. Eurodollar Rate Loans may be prepaid in whole or in part, without premium or penalty, on the expiration date of the Eurodollar Interest Period applicable thereto and otherwise only upon payment of the amounts described in Section 2.07(f). Any notice of prepayment given to the Administrative Agent under this
Section 2.05(a) shall specify the date of prepayment, the aggregate principal amount of the prepayment and the allocation of such amount among Base Rate Loans and Eurodollar Rate Loans. Notice of prepayment having been delivered as provided herein, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date.
             (b)    MANDATORY PREPAYMENT OF LOANS.  The
Company shall make prepayments of Loans to the extent necessary to assure that the Revolving Credit Obligations at any time do not exceed the Commitments at such time.

             (c)    VOLUNTARY REDUCTION AND TERMINATION OF
COMMITMENTS. The Company shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Commitments; provided, however, that (A) the aggregate amount of the Commitments shall not be reduced to an amount which is less than the Facility Letter of Credit
Obligations at such time, (B) each partial reduction shall be in the aggregate amount of $2,500,000 and integral multiples of $1,000,000 in excess of that amount and (C) the Company shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Commitments as reduced or terminated. The Company shall give not less than three (3)
Business Days' prior written notice to the Administrative
Agent designating the date (which shall be a Business Day) of such termination or reduction of the Commitments and, in the case of a partial reduction, the amount of such reduction. Promptly after receipt of a notice of such termination or reduction, the Administrative Agent shall notify each Senior Lender of the proposed termination or reduction. Such termination or reduction of the Commitments shall be effective on the date specified in the Company's notice and shall terminate or permanently reduce the Commitment of each Senior Lender proportionately in accordance with its Pro Rata Share.
             (d)    MANDATORY TERMINATION OF COMMITMENTS.
Each Senior Lender's Commitment shall expire without further action on the part of the Administrative Agent, any Senior Lender or the Company on the Commitment Termination
Date.
     2.06    PAYMENTS.
             (a)    MANNER AND TIME OF PAYMENT.  All
payments of principal, interest, Reimbursement Obligations and fees hereunder and under the Notes or a Facility Letter of Credit payable to the Senior Lenders or any Issuing Bank shall be made without condition or reservation of right, in Dollars and in immediately available funds, delivered to the Administrative Agent not later than 11:00 a.m. (New
York time) on the date due, to such account of the Administrative Agent in New York, New York, as the
Administrative Agent may designate, for the account of the Senior Lenders or such Issuing Bank, as the case may be, and funds received by the Administrative Agent after that time, shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent for the account of the Senior Lenders or the Issuing Banks, or any of them, shall be paid to them promptly after receipt thereof by the Administrative Agent, provided, that the Administrative Agent shall pay to such Senior Lenders or Issuing Banks interest thereon, at the Federal Funds Rate, from the Business Day following receipt of such funds by the Administrative Agent until such funds are paid to such Senior Lenders and Issuing Banks.
             (b)    APPORTIONMENT OF PAYMENTS.
                    (i)    Subject to the provisions of
Section 2.03(f), Section 2.04, Section 2.05, Section
2.06(b)(ii), Section 2.06(b)(iii), Section 3.05 and Section
3.06(b)(ii), all payments of principal and interest in respect of outstanding Loans, all payments in respect of Reimbursement Obligations, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Senior Lenders and Issuing
Banks as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein.
Except as provided in

Section 2.06(b)(ii) with respect to payments received after the occurrence of an Event of Default, all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Company shall be allocated among such of the Senior Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares, or otherwise as provided herein. All such principal and interest payments in respect of Loans shall be applied to pay interest due in respect of the Loans and then to repay the principal amount of the Loans. All principal payments in respect of Loans shall be applied to repay outstanding
Base Rate Loans and then to repay outstanding Eurodollar
Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar
Interest Periods.

                     (ii)    After the occurrence of an
Event of Default and while the same is continuing, the Administrative Agent shall apply all payments in respect of any Obligations in the following order:
                             (A)    first, to pay
Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent from the Company or any Subsidiary Guarantor;
                             (B)    second, to pay
Obligations in respect of any fees and indemnities then due to the Senior Lenders from the Company or any Subsidiary
Guarantor;
                             (C)    third, to pay interest
due in respect of Loans and other Obligations; provided, that if sufficient funds are not available to fund all payments to be made to the Holders in respect of the Obligations described in this clause (C), the available funds shall be allocated to the payment of such Obligations ratably, based on the proportion of the amount of interest due each Holder;
                             (D)    fourth, to pay or
prepay principal of Loans and Reimbursement Obligations and to pay (or, to the extent such Obligations are contingent, prepay or provide cash collateral in respect of) Facility
Letter of Credit Obligations; provided, that if sufficient funds are not available to fund all payments to be made to the Holders in respect of the Obligations described in this clause (D), the available funds shall be allocated to the payment of such Obligations ratably, based on the proportion of each Holder's interest in the aggregate outstanding Loans, Reimbursement Obligations and other
Facility Letter of Credit Obligations (in each instance whether or not due);
                             (E)    fifth, to the ratable
payment of all other Obligations then due and payable for expense reimbursements; and
                             (F)    sixth, to the ratable
payment of all other Obligations due to any and all Holders.

Subject to Section 2.06(b)(iii) and Section 3.06(b)(ii), the Administrative Agent shall promptly distribute to each Senior Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof, or the signature page to the Assignment and Acceptance by which such Person became a Lender or Issuing Bank, or at such other address as a Senior Lender, an Issuing Bank or Holder may request in writing, such funds as it may be entitled to receive, subject to the provisions of Article XI and provided that the Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Senior Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of the Senior Lenders and other
Holders as among themselves and may at any time or from time to time be changed by the Senior Lenders as they may elect, in writing in accordance with Section 12.07, without necessity of notice to or consent of or approval by the Company or any other Person.
                    (iii)    In the event that any Senior
Lender fails to fund its Pro Rata Share of any Loan requested by the Company which such Senior Lender is obligated to fund under the terms of this Agreement (the funded portion of such Borrowing of Loans being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Senior Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Company and otherwise required to be applied to such Senior
Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Company by the Administrative Agent on behalf of such Senior Lender to cure, in full or in part, such failure by such Senior
Lender, but shall nevertheless be deemed to have been paid to such Senior Lender in satisfaction of such other
Obligations. Notwithstanding anything in this Agreement to the contrary:
                             (A)    the foregoing
provisions of this Section 2.06(b)(iii) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.03(c);
                             (B)    a Senior Lender shall
be deemed to have cured its failure to fund its Pro Rata
Share of any Loan at such time as an amount equal to such Senior Lender's original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Company, whether made by such Lender itself or by operation of the terms of this Section 2.06(b)(iii), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;
                             (C)    amounts advanced to the
Company to cure, in full or in part, any such Senior
Lender's failure to fund its Pro Rata Share of any Loan
("CURE LOANS") shall bear interest at the rate in effect from time to time pursuant to Section 2.03(a)(i) and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and
                             (D)    regardless of whether
or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Company as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 2.06, would be applied to the outstanding Loans which are Base
Rate Loans shall be applied first, ratably to all such Base
Rate Loans constituting Non Pro Rata Loans, second, ratably to such Base Rate Loans other than those constituting Non
Pro Rata Loans or Cure Loans and third, ratably to such Base Rate Loans constituting Cure Loans.

             (c)    PAYMENTS ON NON-BUSINESS DAYS.
Whenever any payment to be made by the Company hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes and of any of the fees specified in Section 2.04, as the case may be.
             (d)    ADMINISTRATIVE AGENT'S, ISSUING BANK'S
OR SENIOR LENDER'S ACCOUNTING. Any accounting as to Loans, fees or Facility Letters of Credit which any of the Administrative Agent, any Issuing Bank or any of the Senior
Lenders at its option may provide to the Company, including any periodic statement of account, will be presumed, rebuttably, to be correct.
     2.07    SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE
LOANS. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:
             (a)    AMOUNT OF EURODOLLAR RATE LOANS.  Each
Eurodollar Rate Loan shall be for a minimum amount of $2,500,000 and in integral multiples of $2,500,000 in excess of that amount.
             (b)    DETERMINATION OF EURODOLLAR INTEREST
PERIOD.  By giving notice as set forth in Section 2.01(b)
(with respect to a Borrowing of Eurodollar Rate Loans after the Effective Date) or Section 2.03(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Company shall have the option, subject to the other provisions of this Section 2.07, to specify an interest period (each a "EURODOLLAR INTEREST PERIOD") to apply to the Borrowing of Eurodollar Rate Loans described in such notice, which Eurodollar Interest Period shall be a period of either one, two, three, six or, if available to each of the Senior Lenders, twelve months. The determination of Eurodollar Interest Periods shall be subject to the following provisions:
                    (i)    In the case of immediately
successive Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, each successive
Eurodollar Interest Period shall commence on the day on which the immediately preceding Eurodollar Interest Period expires;
                    (ii)    If any Eurodollar Interest
Period would otherwise expire on a day which is not a Business Day, the Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day;
provided, that if any such Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, that Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                   (iii)    The Company may not select a
Eurodollar Interest Period for any Borrowing of Loans which terminates later than the Commitment Termination Date;
                    (iv)    The Company may not select a
Eurodollar Interest Period with respect to any portion of principal of a Eurodollar Rate Loan which extends beyond a date on which the Company is required to make a scheduled payment of that portion of principal, it being understood and agreed that any Eurodollar Rate Loan whose Eurodollar
Interest Period ends less than one month prior to such date shall be deemed converted to a Base Rate Loan as of the last day of such Eurodollar Interest Period for purposes of determining whether any portion of principal of any Eurodollar Rate Loan is required in order to make a mandatory payment of principal; and
                     (v)    There shall be no more than ten
(10) Eurodollar Interest Periods in effect at any one time.
             (c)    DETERMINATION OF INTEREST RATE.  As
soon as practicable after 11:00 a.m. (New York time) on the Eurodollar Interest Rate Determination Date, the
Administrative Agent shall determine (which determination shall, absent manifest error, be presumptively correct, subject, however, to the provisions of Section 12.22) the interest rate which shall apply to the Eurodollar Rate
Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and to each Senior
Lender.
             (d)    INTEREST RATE UNASCERTAINABLE,
INADEQUATE OR UNFAIR.  If with respect to any Eurodollar
Interest Period:
                     (i)    the Administrative Agent is
advised by any Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered by such Reference Bank in the relevant market for such Eurodollar
Interest Period; or
                    (ii)    Requisite Senior Lenders advise
the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent is less than the cost to such Senior Lenders of obtaining funds in the London interbank Eurodollar market in the amount substantially equal to such Senior Lenders' Eurodollar Rate
Loans and for a period equal to such Eurodollar Interest
Period;
the Administrative Agent shall forthwith give notice thereof to the Company, whereupon until the Administrative
Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the right of the Company to elect to have the Loans bear interest based on the Eurodollar Rate shall be suspended, and each outstanding Eurodollar Rate Loan made by the Senior Lenders shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Company to the contrary.

             (e)    ILLEGALITY.
                    (i)    In the event that on any date
any Senior Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful by compliance by that Senior Lender in good faith with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Senior Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Company and the Administrative Agent
(which notice the Administrative Agent shall promptly transmit to each Senior Lender) of that determination.
                   (ii)    Upon the giving of the notice
referred to in Section 2.07(e)(i), (A) the Company's right to request and such Senior Lender's obligation to make
Eurodollar Rate Loans shall be immediately suspended, and such Senior Lender shall make a Loan, as part of any requested Borrowing of Eurodollar Rate Loans, as a Base
Rate Loan, which Base Rate Loan shall, for all purposes, be considered a part of such Borrowing, and (B) if the affected Eurodollar Rate Loan(s) are then outstanding, the Company shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's written notice to the Administrative Agent and the affected Senior Lender, convert each such Eurodollar Rate Loan into a Base Rate
Loan.
                   (iii)    In the event that such Senior
Lender determines at any time following its giving of the notice referred to in Section 2.07(e)(i) that such Senior
Lender may lawfully make Eurodollar Rate Loans of the type referred to in such notice, such Senior Lender shall promptly give notice (by telephone confirmed in writing) to the Company and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Senior
Lender) of that determination, whereupon the Company's right to request and such Senior Lender's obligation to make Eurodollar Rate Loans of such type(s) shall be restored.
             (f)    COMPENSATION.  In addition to such
amounts as are required to be paid by the Company pursuant to Sections 2.03(a), 2.03(d) and 2.03(f), the Company shall compensate each Senior Lender, upon written request by that Senior Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses and liabilities, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by that Senior Lender to fund or maintain that Senior Lender's Eurodollar Rate Loans to the Company which that Senior Lender may sustain (i) if for any reason a Borrowing, conversion or continuation of Eurodollar Rate
Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing or conversion/continuation or a successive Eurodollar Interest
Period does not commence after notice therefor is given pursuant to Section 2.03(c), (ii) if any prepayment of any Eurodollar Rate Loan (including without limitation, any prepayments pursuant to Section 2.05) occurs for any reason on a date which is not the last day of the applicable
Eurodollar Interest Period, (iii) as a consequence of any required conversion of a Eurodollar Rate Loan to a Base
Rate Loan as a result of any of the events indicated on
Section 2.07(e), or (iv) as a consequence of any other default by the Company to repay Eurodollar Rate Loans when required by the terms of this Agreement.

             (g)    QUOTATION OF EURODOLLAR RATE.  If on
any Eurodollar Interest Rate Determination Date any of the
Reference Banks shall have failed to provide offered quotations to the Administrative Agent in accordance with the definition of "Eurodollar Rate" the Administrative
Agent shall determine the Eurodollar Rate using the quotation of the other Reference Banks.
             (h)    EURODOLLAR RATE TAXES.  The Company
agrees that:
                    (i)    The Company will pay, prior to
the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate or the provisions of this Agreement relating to the Eurodollar Rate or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "EURODOLLAR RATE TAXES"); provided that Eurodollar Rate Taxes shall not include: taxes imposed on or measured by the overall net income of the Senior Lender or any foreign branch or Subsidiary of that Senior Lender by the United States of America or any taxing authority of any jurisdiction in which the Senior Lender or any such foreign branch or Subsidiary conducts business. The
Company shall also pay such additional amounts equal to increases in taxes payable by that Senior Lender described in the foregoing proviso which increases are attributable to payments made by the Company described in this sentence and in the immediately preceding sentence of this clause
(i). Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, the Company will, at the request of that Senior Lender, furnish to that Senior Lender evidence, in form and substance satisfactory to that Senior Lender, that the Company has met its obligation under this Section 2.07(h); and
                    (ii)    The Company will indemnify each
Senior Lender against, and reimburse each Senior Lender on demand for, any Eurodollar Rate Taxes paid by such Senior
Lender, as determined by that Senior Lender in its sole discretion. That Senior Lender shall provide the Company with (A) appropriate receipts for any payments or reimbursements made by the Company pursuant to this Section
2.07(h)(ii) and (B) such information as may reasonably be required to indicate the basis for such Eurodollar Rate
Taxes; provided that if a Senior Lender or Issuing Bank subsequently recovers, or receives a net tax benefit with respect to, any amount of Eurodollar Rate Taxes previously paid by the Company pursuant to this Section 2.07(h)(ii), such Senior Lender or Issuing Bank shall, within 30 days after receipt of such refund, and to the extent permitted by applicable law, pay to the Company the amount of any such recovery or permanent net tax benefit.
             (i)    BOOKING OF EURODOLLAR RATE LOANS.  Any
Senior Lender may make, carry or transfer Eurodollar Rate
Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Senior
Lender; provided, however, no such Senior

Lender shall be entitled to receive any greater amount under Section 2.03(f) or 2.07(h) as a result of the transfer of any such Eurodollar Rate Loan than such Senior
Lender would be entitled to immediately prior thereto unless (A) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (B) such claim would have arisen even if such transfer had not occurred.
             (j)    AFFILIATES NOT OBLIGATED.  No
Eurodollar Affiliate or other Affiliate of any Senior
Lender shall be deemed a party to this Agreement or shall have any rights, liability or obligation under this Agreement.
     2.08    INCREASED CAPITAL.  If either (i) the
introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by any Senior
Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) affects or would affect the amount of capital required or expected to be maintained by such Senior Lender or any corporation controlling such Senior Lender and such Senior Lender reasonably determines that the amount of such capital is increased by or based upon the existence of such Senior Lender's Commitment and other commitments of this type then, upon demand by such Senior Lender, the Company shall immediately pay to such Senior Lender, from time to time as specified by such Senior Lender, additional amounts sufficient to compensate such Senior Lender in the light of such circumstances, to the extent that such Senior Lender reasonably determines such increase in capital to be allocable to the existence of such Senior Lender's Commitment. A certificate as to such amounts submitted to the Company by such Senior
Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes.
     2.09    REPLACEMENT OF SENIOR LENDER IN EVENT OF
ADVERSE CONDITION. In the event the Company becomes obligated to pay additional amounts to any Senior Lender or Issuing Bank pursuant to Section 2.03(f), 2.07(h), 2.08 or
3.08(c) as a result of any condition described in any such Section, then, unless such Senior Lender or Issuing Bank has theretofore taken reasonable steps (to the extent not inconsistent with the internal policies of such Senior
Lender or Issuing Bank and any applicable legal or regulatory restrictions) to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts (to the extent such removal or cure would not, in the determination of the Senior Lender or Issuing Bank, otherwise adversely affect its Commitments, Loans or Letters of Credit), the Company may designate another bank or financial institution which is reasonably acceptable to the Administrative Agent (any such bank or financial institution being herein called a "REPLACEMENT LENDER") to purchase the Notes of such Senior
Lender and such Senior Lender's rights hereunder, without recourse to or warranty by, or expense to, such Senior
Lender for a purchase price equal to the outstanding principal amount of such Notes payable to such Senior
Lender plus any accrued but unpaid interest on such Notes plus the greatest amount for which all outstanding Facility
Letters of Credit issued by such Senior Lender may be drawn plus accrued but unpaid fees payable pursuant to Section
2.04 and any other amounts due and payable hereunder and upon such purchase, such Senior Lender shall no longer be a party hereto or have any rights hereunder, and the Replacement Lender shall succeed to the rights of such Senior Lender hereunder.

     2.10 AUTHORIZED OFFICERS AND AGENTS. The Company shall notify the Administrative Agent in writing of the names of the officers and employees authorized to request
Loans on behalf of the Company and shall provide the Administrative Agent with a specimen signature of each such officer or employee. The officers and employees of the Company authorized to request a Loan on behalf of the Company shall also be authorized to request a conversion/continuation of any Loan on behalf of the Company. The Administrative Agent shall be entitled to rely conclusively on such officer's or employee's authority to request, convert or continue a Loan on behalf of the Company until the Administrative Agent receives written notice to the contrary. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation and, with respect to an oral request for a Loan or a conversion or continuation thereof, the Administrative Agent shall have no duty to verify the identity of any person representing himself as one of the officers or employees authorized to make such request on behalf of the Company. Neither the Administrative Agent nor any Senior Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above which the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Company or for otherwise acting in good faith under this Agreement.

                      ARTICLE III
             THE LETTER OF CREDIT SUBFACILITY
     3.01 OBLIGATION TO ISSUE. Subject to the terms and conditions set forth in this Agreement, each Issuing Bank hereby severally agrees to issue for the account of the Company one or more Facility Letters of Credit, up to an aggregate face amount at any one time outstanding equal to its Letter of Credit Commitment, from time to time through the earlier of (i) the expiration of such Issuing Bank's
Letter of Credit Commitment or (ii) the Business Day immediately preceding the Commitment Termination Date.
     3.02    TYPES AND AMOUNTS.
             (a)    An Issuing Bank shall not have any
obligation to issue, amend or extend, and shall not issue, amend or extend, any Facility Letter of Credit at any time:
                    (i)    if the aggregate maximum amount
then available for drawing under Facility Letters of Credit issued by such Issuing Bank after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing
Bank;
                    (ii)   if, immediately after the
issuance of such Facility Letter of Credit, the aggregate principal amount of Facility Letter of Credit Obligations then existing with respect to Facility Letters of Credit issued by that Issuing Bank (which amount shall be calculated without giving effect to the participation of the Senior Lenders pursuant to Section 3.06) would exceed such Issuing Bank's then effective Letter of Credit
Commitment;

                   (iii)    if the Issuing Bank receives
written notice from the Administrative Agent or the Requisite Senior Lenders at or before 11:00 a.m. (New York time) on the date of the proposed issuance, amendment or extension of such Facility Letter of Credit that (A) immediately after the issuance, amendment or extension of such Facility Letter of Credit, (I) the Facility Letter of
Credit Obligations at such time would exceed the Letter of Credit Subfacility then in effect or (II) the Revolving
Credit Obligations at such time would exceed the aggregate
Commitments then in effect, or (B) one or more of the conditions precedent contained in Section 4.01 or 4.02, as applicable, will not on such date be satisfied, and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 4.01 or 4.02, as applicable, have been satisfied; or
                    (iv)    which has an expiration date
(A) more than one year after the date of issuance or extension, as applicable or (B) after the Business Day immediately preceding the Commitment Termination Date.
             (b)    Any Senior Lender may, in its
discretion, issue or extend Letters of Credit permitted under Section 8.01 without regard to the terms and provisions of this Article III, and no other Senior Lender will have any obligation to purchase any participation or any other interest in such Letters of Credit pursuant to
Section 3.06.
     3.03 CONDITIONS. In addition to being subject to the satisfaction of the conditions precedent contained in
Section 4.01 or 4.02, as applicable, the obligation of an Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:
             (a)    The Company shall have delivered to
that Issuing Bank, at such times and in such manner as that Issuing Bank may prescribe, a Letter of Credit
Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof and the terms of the proposed Letter of Credit shall be satisfactory to that Issuing Bank; and
             (b)    As of the date of issuance no order,
judgment or decree of any court, arbitrator or Governmental
Authority shall purport by its terms to enjoin or restrain that Issuing Bank from issuing the Facility Letter of Credit and no law, rule or regulation applicable to that Issuing Bank and no request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any Governmental
Authority with jurisdiction over that Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.
     3.04    ISSUANCE OF FACILITY LETTERS OF CREDIT.
             (a) The Company shall give an Issuing Bank and the Administrative Agent written notice that it has selected that Issuing Bank to issue a Facility Letter of Credit not later than 11:00 a.m. (New York time) on the fifth (5th) Business Day preceding the requested issuance thereof under this Agreement, or such shorter notice as may be acceptable to such Issuing Bank and the Administrative Agent. Such notice shall be irrevocable and shall specify (i) the stated amount of the Facility Letter of Credit requested, (ii) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, (iii) the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the expiration date permitted by Section 3.02(a)(iv)), (iv) the Person for whose benefit the requested Facility Letter of Credit is to be issued, and (v) the amount of then outstanding Facility Letter of Credit Obligations in respect of Facility Letters of Credit issued by that Issuing Bank.

             (b)    An Issuing Bank shall not extend or
amend any Facility Letter of Credit if the issuance of a new Facility Letter of Credit having the same terms as such Facility Letter of Credit as so extended or amended would be prohibited by Section 3.02(a).
     3.05    REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING
BANKS.
             (a)    Notwithstanding any provisions to the
contrary in any Letter of Credit Reimbursement Agreement:
                    (i)    The Company shall reimburse an
Issuing Bank for drawings under a Facility Letter of Credit used by it no later than the earlier of (a) the time specified in such Letter of Credit Reimbursement Agreement, and (b) three (3) Business Days after the payment by that Issuing Bank; and
                    (ii)    any Reimbursement Obligation
with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Facility Letter of Credit at the interest rate applicable to Base Rate Loans for three (3) Business Days after such date and thereafter at the interest rate for past due Base Rate Loans in accordance with SECTION
2.03(D).
             (b)    No action taken or omitted to be taken
by an Issuing Bank under or in connection with any Facility
Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall put that Issuing Bank under any resulting liability to any Senior
Lender or, subject to SECTION 3.02, relieve that Senior
Lender of its obligations hereunder to that Issuing Bank.
In determining whether to pay under any Facility Letter of Credit, an Issuing Bank shall have no obligation to the Senior Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Facility Letter of Credit.
     3.06    PARTICIPATIONS.
             (a)    Immediately upon issuance by an Issuing
Bank of any Facility Letter of Credit in accordance with the procedures set forth in this Article III and immediately upon conversion of a Letter of Credit of an Issuing Bank to a Facility Letter of Credit pursuant to
Section 3.11, each Senior Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Senior Lender's Pro Rata Share in such Facility Letter of
Credit (including, without limitation, all obligations of the Company with respect thereto other than amounts owing to the Issuing Bank under Sections 3.08(b) and 3.08(c)) and any security therefor or guaranty pertaining thereto.

             (b)    (i)     If any Issuing Bank makes any
payment under any Facility Letter of Credit and the Company does not repay such amount to such Issuing Bank pursuant to
Section 3.05(a) or 3.07, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Senior Lender of such failure, and each Senior
Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Senior Lender's Pro Rata Share of such payment, in Dollars and in same day funds, and the Administrative Agent shall promptly pay such amount, and any other amounts received by the Administrative Agent for such Issuing Bank's account pursuant to this Section
3.06(b)(i), to the Issuing Bank.  If the Administrative
Agent so notifies such Senior Lender prior to 11:00 a.m.
(New York time) on any Business Day, such Senior Lender shall make available to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share of the amount of such payment on such Business Day in immediately available funds in New York, New York.
                    (ii)     If and to the extent such
Senior Lender shall not have so made its Pro Rata Share of the amount of such payment available to the Administrative
Agent for the account of such Issuing Bank, (A) such Senior
Lender agrees to pay to the Administrative Agent for the account of such Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank, at the Federal Funds Rate, (B) with respect to any Senior Lender which is also an Issuing Bank hereunder or whose Affiliate is an Issuing Bank hereunder and, in either case, such Issuing Bank has not received a requested reimbursement under Section 3.06(b)(i) in respect of a payment made by such Issuing Bank under a Facility
Letter of Credit (an "UNREIMBURSED ISSUING BANK"), the obligations of such Senior Lender under Section 3.06(b)(i) shall be suspended solely as to any Issuing Bank with respect to which such Issuing Bank (in its capacity as a Senior Lender) or the Affiliate of such Issuing Bank which is a Senior Lender has failed to reimburse such Unreimbursed Issuing Bank (a "DEFAULTING L/C PARTICIPANT"), until the amount of such reimbursement is paid in full and
(C) until the earlier of such Defaulting L/C Participant's cure of such failure to reimburse such Unreimbursed Issuing
Bank, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Company and otherwise required to be applied to such Defaulting L/C Participant's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Unreimbursed Issuing
Bank by the Administrative Agent on behalf of such Defaulting L/C Participant to cure, in full or in part, such failure by such Defaulting L/C Participant, but shall nevertheless be deemed to have been paid to such Defaulting
L/C Participant in satisfaction of such other Obligations.
Notwithstanding anything in this Agreement to the contrary, a Defaulting L/C Participant shall be deemed to have cured its failure to fund its Pro Rata Share of any reimbursement requested under SECTION 3.06(B)(i) at such time as an amount equal to such Defaulting L/C Participant's original
Pro Rata Share of the requested principal portion of such reimbursement is fully funded to the Unreimbursed Issuing
Bank, whether made by such Defaulting L/C Participant itself or by operation of the terms of this Section
3.06(b)(ii).
                    (iii)   The failure of any Senior
Lender to make available to the Administrative Agent for the account of any Issuing Bank its Pro Rata Share of any such payment shall not relieve any other Senior Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share of any payment on the date such payment is to be made.

             (c)    Whenever an Issuing Bank receives a
payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Administrative Agent has previously received payments from any or all of the Senior Lenders for the account of such Issuing Bank pursuant to this Section 3.06, such Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Senior
Lender which has funded its participating interest therein, in New York, New York, in Dollars and in the kind of funds so received, an amount equal to (i) the amount paid by such Issuing Bank, multiplied by (ii) a fraction, the numerator or which shall be the amount funded by such Senior Lender in respect of its participating interest and the denominator of which shall be the amount funded by all of the Senior Lenders in respect of their respective participating interests. Each such payment shall be made by the Issuing Bank or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New
York time) on such Business Day, and otherwise on the next succeeding Business Day.
             (d)    Upon the request of the Administrative
Agent or any Senior Lender, an Issuing Bank shall furnish to the Administrative Agent or such Senior Lender copies of any Facility Letter of Credit or Letter of Credit
Reimbursement Agreement to which that Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or such Senior Lender.
             (e)    The obligations of a Senior Lender to
make payments to the Administrative Agent for the account of each Issuing Bank with respect to a Facility Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall be honored in accordance with the terms and conditions of this Agreement under all circumstances (subject to Section
3.02), including, without limitation, any of the following circumstances:
                    (i)    any lack of validity or
enforceability of this Agreement or any of the other Loan
Documents;
                   (ii)    the existence of any claim, set-
off, defense or other right which the Company may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Senior Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Company or any Subsidiary of the Company and the beneficiary named in any Facility Letter of Credit);
                   (iii)    any draft, certificate of any
other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (iv)    any failure by the
Administrative Agent or that Issuing Bank to make any reports required pursuant to Section 3.09; or
                    (v)    the occurrence of any Event of
Default or Potential Event of Default.
     3.07    PAYMENT OF REIMBURSEMENT OBLIGATIONS.
             (a)    The Company agrees to pay to each
Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to such issuing Bank under or in connection with any Facility Letter of Credit immediately when due; irrespective of any claim, setoff, defense or other right which the Company may have at any time against any Issuing Bank or any other Person.
             (b)    In the event any payment by the Company
received by an Issuing Bank with respect to a Facility
Letter of Credit and distributed by the Administrative
Agent to the Senior Lenders on account of their participations is thereafter set aside, avoided or recovered from that Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Senior Lender which received such distribution shall, upon demand by that Issuing Bank, contribute such Senior
Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by that Issuing Bank upon the amount required to be repaid by it.
     3.08    COMPENSATION FOR FACILITY LETTERS OF CREDIT.
             (a)    FACILITY LETTER OF CREDIT FEES.  The
Company shall pay quarterly in arrears, on the tenth (10th)
Business Day of each calendar quarter in respect of the previous calendar quarter and promptly upon receipt of each quarterly report referred to in Section 3.09, in the case of each Facility Letter of Credit covered by such quarterly report, a per annum fee equal to the Applicable Eurodollar
Rate Margin then in effect applied (on the basis of actual days elapsed in a 360 day year) to the maximum amount available to be drawn under such Facility Letter of Credit from day to day during the previous calendar quarter;
provided, however, that, effective upon notice from the Administrative Agent or the Requisite Senior Lenders at any time after (i) the occurrence of an Event of Default under
Section 10.01(a) or (ii) the date of acceleration of the maturity of the Obligations pursuant to Section 10.02(a) and for as long thereafter as such Event of Default shall be continuing or until such acceleration has been rescinded pursuant to Section 10.02(c) (as applicable), the fee payable pursuant to this Section 3.08(a) shall accrue at a rate equal to the Applicable Eurodollar Rate Margin then in effect plus two percent (2%) per annum (on the basis of actual days elapsed in a 360 day year) and shall be payable upon demand. This fee shall be paid to the Administrative
Agent for the account of the Senior Lenders in proportion to their respective Pro Rata Shares.
             (b)    ISSUING BANK CHARGES.  The Company
shall pay to each Issuing Bank, solely for the account of such Issuing Bank, (i) on the date of issuance of any Facility Letter of Credit by such Issuing Bank, a fee equal to one-tenth of one percent (0.10%) of the face amount of such Facility Letter of Credit (calculated on the basis of a 360 day year), and (ii) upon such Issuing Bank's demand therefor, the standard charges assessed by such Issuing
Bank in connection with the issuance, administration, amendment and payment or cancellation of each Facility
Letter of Credit issued by such Issuing Bank.

             (c)    INCREASED CAPITAL.  If either (i) the
introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by any Issuing Bank or Senior Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) affects or would affect the amount of capital required or expected to be maintained by it or any corporation controlling it and such Senior Lender or Issuing Bank determines, on the basis of reasonable allocations, that the amount of such capital is increased by or is based upon its issuance or maintenance of or participation in, or commitment to issue or to participate in, the Facility Letters of Credit then, upon demand by any such Senior Lender or Issuing Bank, the Company shall immediately pay to such Senior Lender or Issuing Bank, from time to time as specified by such Senior Lender or Issuing Bank, additional amounts sufficient to compensate such Senior Lender or Issuing Bank therefor. A certificate as to such amounts submitted to the Company by any such Senior Lender or Issuing Bank shall, in the absence of manifest error, be conclusive and binding for all purposes.
     3.09 ISSUING BANK REPORTING REQUIREMENTS. Each Issuing Bank shall, no later than the tenth Business Day following the last day of each calendar quarter, provide to the Administrative Agent and the Company separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Facility Letters of Credit, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Facility Letter of Credit issued by it outstanding at any time during such calendar quarter and the aggregate amount paid by the Company during the calendar quarter pursuant to Section
3.07. Copies of such reports shall be provided promptly to each Senior Lender by the Administrative Agent.
     3.10    INDEMNIFICATION; EXONERATION.
             (a)    In addition to amounts payable as
elsewhere provided in this Article III, the Company hereby agrees to protect, indemnify, pay and save the Administrative Agent, each Issuing Bank and each Senior Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Administrative Agent or such Issuing Bank or Senior Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit other than, in the case of an Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction or (ii) the failure of the Issuing Bank issuing a Facility Letter of Credit to honor a drawing under such Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "GOVERNMENT ACTS").

             (b)    As between the Company, the Senior
Lenders and each Issuing Bank issuing a Facility Letter of Credit, the Company assumes all risks of the acts and omissions of, or misuse of such Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications, the Issuing Banks and the Senior Lenders shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Facility Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, Issuing Banks and Senior Lenders including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of an Issuing Bank's rights or powers under this Section 3.10.
             (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Issuing Bank, the Administrative Agent or any Senior Lenders under any resulting liability to the Company or relieve the Company of any of its obligations hereunder to any such Person.
             (d) Notwithstanding anything to the contrary contained in this Section 3.10, the Company shall have no obligation to indemnify an Issuing Bank under this Section
3.10 in respect of any liability incurred by such Issuing Bank arising out of the gross negligence or willful misconduct of such Issuing Bank.
     3.11 TRANSITIONAL PROVISIONS. Schedule 3.11 contains a schedule of certain Letters of Credit issued for the account of the Company outstanding as of the Effective Date by one or more of the Issuing Banks. Subject to the satisfaction of the conditions precedent contained in
Article IV, on the Effective Date (i) such Letters of Credit, to the extent still outstanding, shall be deemed to be converted into Facility Letters of Credit issued pursuant to Section 3.04 and subject to the provisions of this Agreement, and for this purpose the fees specified in
Section 3.08 shall be payable as if such Letters of Credit had been issued on the Effective Date, (ii) the face amount of such Letters of Credit shall be included in the calculation of Facility Letter of Credit Obligations which when, aggregated with all other Facility Letter of Credit Obligations outstanding as of the Effective Date, shall not exceed the Letter of Credit Subfacility, and (iii) all liabilities of the Company with respect to such Letters of Credit shall constitute Obligations.

     3.12    AMOUNT OF LETTER OF CREDIT SUBFACILITY.
             (a)    The amount of the Letter of Credit
Subfacility shall initially be equal to $150,000,000, but in any event shall not exceed the aggregate amount of the Commitments. Any termination of the Commitments pursuant to
Section 2.05 shall terminate each Issuing Bank's Letter of
Credit Commitment.
             (b)    The amount of the Letter of Credit
Subfacility shall be determined as set forth in Section 3.12(a) whether or not the aggregate of all of the Issuing Banks' then effective Letter of Credit Commitments shall exceed the amount of the then Letter of Credit Subfacility.
             (c)    Upon five (5) Business Days' prior
written notice thereof to the Administrative Agent and each Issuing Bank, or upon such other prior written notice as the Administrative Agent may elect to accept in any particular instance, the Company may:
                    (i)    with the written consent of such
Senior Lender (or Affiliate thereof) and the Administrative Agent, designate as an Issuing Bank any Senior Lender (or Affiliate thereof) which is not then an Issuing Bank and the Letter of Credit Commitment of such newly-designated Issuing Bank; and
                   (ii)    whether or not in connection with
the addition of an Issuing Bank pursuant to this Section 3.12(c), reduce or (with the consent of the Issuing Bank) increase any Issuing Bank's Letter of Credit Commitment, subject to Section 3.12(d) below.
             (d)    The appointment of additional Issuing
Banks pursuant to Section 3.12(c)(i) and the reduction or increase of any Issuing Bank's Letter of Credit Commitment pursuant to Section 3.12(a) or 3.12(c)(ii) shall at all times be subject to the qualifications and restrictions that
(i) at no time shall any Issuing Bank's Letter of Credit Commitment exceed the amount agreed to by such Issuing Bank and (ii) the Company shall not reduce any Issuing Bank's Letter of Credit Commitment to an amount less than the amount of all of the then existing Facility Letter of Credit Obligations in respect of Facility Letters of Credit issued by such Issuing Bank.
     3.13 OBLIGATIONS SEVERAL. The obligation of each Issuing Bank and each Senior Lender under this Article III is several and not joint, and no Issuing Bank or Senior Lender shall be responsible for the Letter of Credit Commitment or participation obligation hereunder, respectively, of any other Issuing Bank or Senior Lender.
                        ARTICLE IV
        CONDITIONS TO LOANS AND FACILITY LETTERS OF CREDIT
     4.01 CONDITIONS PRECEDENT TO INITIAL LOANS AND FACILITY LETTERS OF CREDIT. The obligation of each Senior Lender on the Effective Date to make any Loan requested to be made by it, and the agreement of each Issuing Bank on the Effective Date to issue Facility Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

             (a)    DOCUMENTS.  The Administrative Agent
shall have received on or before the Effective Date all of the following, each of which shall be duly executed, completed and acknowledged where appropriate and in form and substance satisfactory to the Company, the Administrative Agent and the Senior Lenders:
                    (i)    this Agreement, together with all
Schedules hereto which shall be in each case true, complete and correct in all material respects as of the Effective Date;
                   (ii)    for the benefit of each Senior
Lender, a Note dated the Effective Date and made payable to the order of such Senior Lender;
                  (iii)    a Notice of Borrowing completed
in accordance with the provisions of Section 2.01(b);
                   (iv)    a certified copy of the
resolutions of the Company's Board of Directors designating this Agreement as the "Credit Agreement" or the "Bank Credit Agreement" (as applicable) under the documents governing the Company's Subordinated Indebtedness;
                    (v)    the Payoff Letter;
                   (vi)    a letter agreement from Ito-
Yokado to the Administrative Agent, the Senior Lenders and the Issuing Banks, pursuant to which Ito-Yokado confirms its agreements with respect to (A) Ito-Yokado's guarantee of the Commercial Paper, (B) permitted payments by the Company to Ito-Yokado in respect of CP Reimbursement Indebtedness, (C) amendments to the documents entered into in connection with the Commercial Paper and (D) the certain other matters (the "ITO-YOKADO CP LETTER AGREEMENT");
                   (vii)   a copy of the letter agreement
from Ito-Yokado to the Company extending its guarantee of the Commercial Paper through December 31, 2002;
                  (viii)   amendments to each of the
Existing Master Lease Facilities providing that the financial covenants applicable to such Existing Master Lease Facility and the defined terms relating thereto shall be identical to the financial covenants set forth in Article IX of this Agreement and the defined terms used therein, in each case as this Agreement may be amended, restated, supplemented, modified, replaced or refinanced from time to time.
                   (ix)    favorable legal opinions, each
dated the Effective Date and otherwise in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent, the Senior Lenders and the Issuing Banks from:
                           (A)    Bryan F. Smith, Senior
Vice President and General Counsel of the Company, dated the Effective Date, in substantially the form of Exhibit 9-A attached hereto; and
                           (B)    Haynes & Boone, LLP,
counsel to the Company, dated the Effective Date, in substantially the form of Exhibit 9-B attached hereto;

the Company hereby directs its counsel to prepare and deliver to the Administrative Agent, the Senior Lenders and the Issuing Banks the respective opinions described in clauses (A) and (B) above;
                    (x)    a letter to the Company, dated on
or near the Effective Date, from PricewaterhouseCoopers LLP, in substantially the form attached as Exhibit 10;
                   (xi)    the Company's and each Subsidiary
Guarantor's Articles of Incorporation, as amended, modified or supplemented to the Effective Date, certified to be true, correct and complete by the Secretary of State of the state of incorporation of such Person as of a recent date prior to the Effective Date, together with good standing certificates from the Secretaries of State of such States in which the Company and each Subsidiary Guarantor is qualified to do business as the Administrative Agent may request, each to be dated a recent date prior to the Effective Date;
                  (xii)    a certificate of the Secretary or
Assistant Secretary of the Company, in each case dated the Effective Date, certifying (A) the names and true signatures of the incumbent officers of the Company authorized to sign the Loan Documents, (B) the By-Laws of the Company as in effect on the date of such certification, (C) the resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents executed by such Person, and (D) that the Company's Articles of Incorporation have not been amended, supplemented or otherwise modified since the date of certification from the Secretary of State of Texas under
Section 4.01(a)(xi) and that such Articles of Incorporation are in full force and effect;
                 (xiii)    a certificate of the Secretary or
Assistant Secretary of each Subsidiary Guarantor, in each case dated the Effective Date, certifying (A) the names and true signatures of the incumbent officers of such Subsidiary Guarantor authorized to sign the Subsidiary Guaranty, (B) the By-Laws of such Subsidiary Guarantor as in effect on the date of such certification, (C) the resolutions of such Subsidiary Guarantor's Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents executed by such Person, and (D) that such Subsidiary Guarantor's Articles or Certificate of Incorporation have not been amended, supplemented or otherwise modified since the date of certification from the Secretary of State of such Subsidiary Guarantor's state of incorporation under Section 4.01(a)(xi) and that such Articles or Certificate of Incorporation are in full force and effect;
                  (xiv)    the financial statements and
materials referred to in Section 5.01(h), in form and substance satisfactory to the Administrative Agent;
                   (xv)    a certificate signed by the
principal financial officer or treasurer of the Company certifying that all conditions precedent set forth in this Agreement have been met and no Potential Event of Default or Event of Default has occurred or is continuing; and
                   (xvi)   such additional documentation as
the Administrative Agent may reasonably request.

             (b)    FEES AND EXPENSES PAID.  The Company
shall have paid to the Administrative Agent, for the benefit of the Persons entitled thereto, all fees and expenses due and payable on or before the Effective Date.
             (c) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company and each Subsidiary Guarantor contained in Section 5.01 and in any other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on and as of the Effective Date as though made on and as of that date.
             (d)    NO DEFAULT.  No Event of Default or
Potential Event of Default shall have occurred and be continuing or would result from the effectiveness of this Agreement, the making of the Loans requested or deemed to be made on the Effective Date or the issuance of or participation in the Facility Letters of Credit requested to be issued or converted on the Effective Date.
             (e)    NO LEGAL IMPEDIMENTS.  No law,
regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which seeks to enjoin, prohibit or restrain the making of the Loans requested or deemed to be made on the Effective Date or the issuance of or participation in the Facility Letters of Credit requested to be issued or converted on the Effective Date.
             (f)    NO NOTICE FROM SENIOR LENDERS.  The
Administrative Agent shall not have received any notification from the Requisite Senior Lenders that any condition precedent set forth in this Section 4.01 has not then been satisfied.
             (g)    NO CHANGE IN CONDITION.  No change in
the business, assets, operations or condition (financial or otherwise) of the Company or any of its Subsidiaries shall have occurred since December 31, 1999 which change will, or is reasonably likely to, result in a Material Adverse Effect.
     4.02 CONDITIONS PRECEDENT TO ALL SUBSEQUENT LOANS AND FACILITY LETTERS OF CREDIT. The obligation of each Senior Lender to make any Loan requested to be made by it and the agreement of each Issuing Bank to issue any Facility Letter of Credit pursuant to Article III, on any date after the Effective Date, is subject to the following conditions precedent as of such date:
             (a) NOTICE OF BORROWING. With respect to a request for a Loan, the Administrative Agent shall have received in accordance with the provisions of Section 2.01(b), on or before any Funding Date, an original and duly executed Notice of Borrowing.
             (b) ADDITIONAL MATTERS. As of the Funding Date for any Loan and the date of issuance of any Facility Letter of Credit:

                    (i)    All of the representations and
warranties of the Company and each Subsidiary Guarantor contained in Section 5.01 (other than the statements set forth in Section 5.01(c)(i)) and in any other Loan Document (in each case, other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on and as of that Funding Date or issuance date, as though made on and as of that date;
                   (ii)    No Event of Default or Potential
Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Facility Letter of Credit; and
                  (iii)    No law or regulation shall
prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the judgment of the Administrative Agent or the Requisite Senior Lenders would, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, any Senior Lender or Issuing Bank from making the requested Loan or issuing or participating in the requested Facility Letter of Credit.
Each submission by the Company to the
Administrative Agent of a Notice of Borrowing with respect to a Loan and the acceptance by the Company of the proceeds of each such Loan made hereunder, or submission to an Issuing Bank of a request for the issuance of a Facility Letter of Credit and the issuance of such Facility Letter of Credit, shall constitute a representation and warranty by the Company as of the Funding Date in respect of such Loan or the issuance of such Facility Letter of Credit that all the conditions contained in this Section 4.02 have been satisfied.
                        ARTICLE V
                REPRESENTATIONS AND WARRANTIES
     5.01 REPRESENTATIONS AND WARRANTIES. In order to induce the Senior Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Company and to issue the Facility Letters of Credit described herein, the Company hereby represents and warrants to each Senior Lender, each Issuing Bank and the Administrative Agent that the following statements are true, correct and complete:
             (a)    ORGANIZATION; CORPORATE POWERS.  The
Company and each Subsidiary of the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which failure to be so qualified and in good standing would be likely to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted.

             (b)    AUTHORITY.
                    (i)    The Company has the requisite
corporate power and authority (A) to execute, deliver and perform each of the Loan Documents executed by it, or to be executed by it, and (B) to file the Loan Documents filed by it, or to be filed by it, with any Governmental Authority.
                    (ii)    The execution, delivery and
performance (or filing, as the case may be) of each of the Loan Documents to which it is party and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to consummate such transactions.
                   (iii)    Each of the Loan Documents to
which it is party has been duly executed and delivered (or filed, as the case may be) by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Loan Documents without the prior written consent of the Administrative Agent, and no material default by any such party exists thereunder.
             (c)    SUBSIDIARIES AND OWNERSHIP OF CAPITAL
STOCK; INVESTMENTS.
                    (i)    Part A of Schedule 5.01(c)
attached hereto (A) contains a summary of the corporate structure of the Company and its Subsidiaries and
(B) accurately sets forth (I) the correct legal name of each Subsidiary, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation or otherwise and (II) the authorized, issued and outstanding shares or interests of each class of equity Securities of the Company and each of its Subsidiaries and, with respect to each Subsidiary, the owners of such shares or interests. As of the Effective Date, the Majority Owners owned more than 65% of the Common Stock of the Company outstanding on such date. None of the issued and outstanding equity Securities of any Material Subsidiary of the Company is subject to any vesting, redemption, or repurchase agreement, and no warrants or options granted by the Company or any of its Subsidiaries are outstanding with respect to such equity Securities. As of the Effective Date, there are outstanding no shares of any class of Capital Stock of the Company other than Common Stock, and other than pursuant to the QUIDS Subordinated Notes, not more than five percent (5%) of the Common Stock, on a fully-diluted basis, is subject to issuance upon the exercise of outstanding options, warrants or other similar rights to acquire shares of such stock which have been granted by the Company. The outstanding equity Securities of the Company and each of its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable free and clear of any Liens (except for the Liens described in clause (i) of the definition of "Customary Permitted Liens") and are not Margin Stock.
                    (ii)    Part B of Schedule 5.01(c)
accurately sets forth, as of the Effective Date, the aggregate outstanding amount of all Investments of the Company or any of its Subsidiaries (other than Cash Equivalents and interests in Subsidiaries of the Company or such Subsidiary) as of such date. Except for Investments permitted by this Agreement, neither the Company nor any Subsidiary of the Company holds a direct or indirect partnership, joint venture or other Equity Interest in any Person (other than a Subsidiary of the Company) as the result of an Investment with respect to which the unrecovered amount is greater than or equal to $5,000,000.

             (d)    NO CONFLICT.  The execution, delivery
and performance of each Loan Document to which it is party by the Company do not and will not (i) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Company, or require termination of any Contractual Obligation, the consequences of which violation, breach or default or termination, singly or in the aggregate, are likely to have a material adverse effect on the ability of the Company to perform its obligations under any Loan Document or likely to have a Material Adverse Effect, or likely to subject the Administrative Agent, any of the Senior Lenders or any of the Issuing Banks to any liability (whether criminal or civil, other than as a result of a regulatory requirement applicable to it in its capacity as a bank or commercial lender), or (ii) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the Company, or (iii) require any approval of stockholders.
             (e)    GOVERNMENT CONSENTS.  The execution,
delivery and performance of each Loan Document to which it is party by the Company do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been, or will in due course, be made, obtained or given (or the failure to obtain which will not have a Material Adverse Effect), and except any consents, approval or filings required as to a Senior Lender because of a regulatory requirement applicable to it in its capacity as a bank or a commercial lender.
             (f) GOVERNMENTAL REGULATION. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired.
             (g) RESTRICTED PAYMENTS. Since December 31, 1999, neither the Company nor any Subsidiary of the Company has directly or indirectly declared, ordered, paid or made or set apart any sum or property for any restricted payment or agreed to do so, except as may be permitted pursuant to
Section 8.04.
             (h)    FINANCIAL POSITION.  Complete and
accurate copies of the following financial statements and materials have been delivered to each of the Senior Lenders: the Annual Reports of the Company on Form 10-K for each of the Fiscal Years ended during 1998 and 1999 (including audited financial statements) and the Quarterly Report on Form 10-Q for the first three fiscal quarters of 2000. All financial statements included in such materials were prepared in conformity with GAAP, except as otherwise noted therein, and fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in the financial position of the Company and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments. As of the Effective Date, the Company does not have any Accommodation Obligation, contingent liability or liability for any taxes, long-term lease or commitment, not reflected in its audited financial statements for its Fiscal Year ended December 31, 1999, or otherwise disclosed to the Administrative Agent in writing prior to the Effective Date, which has or is likely to have a Material Adverse Effect.

             (i) FUNDAMENTAL CHANGES. Since December 31, 1999, the Company has not entered into any agreement with respect to a merger or consolidation or adopted a plan of recapitalization or liquidation, except as permitted by this Agreement.
             (j) INDEBTEDNESS; EXISTING CREDIT AGREEMENT OBLIGATIONS. Schedule 5.01(j) accurately describes all Indebtedness for borrowed money and Accommodation Obligations of the Company and its Subsidiaries, and with respect to any Indebtedness or Accommodation Obligations with a principal amount in excess of $5,000,000, there are no defaults in the payment of principal or interest on any such Indebtedness or Accommodation Obligations and no payments thereunder have been deferred or extended beyond their stated maturity (except as disclosed on such Schedule). All obligations and liabilities of the Company under the Existing Credit Agreement have been paid in full, and there are no setoffs, defenses or counterclaims with respect to such obligations and liabilities.
             (k) LITIGATION; ADVERSE EFFECTS. Except as set forth in Schedule 5.01(k) hereto, (i) there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending, or to the Knowledge of the Company, probable of assertion against the Company or any of the Subsidiaries of the Company or any property of any of them which could reasonably be expected (A) to result in any Material Adverse Effect, (B) materially and adversely to affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (C) materially and adversely to affect the ability of the Company to perform its obligations to the Senior Lenders or the Senior Lenders' ability to enforce such obligations, and (ii) there is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Company. Neither the Company nor any of the Company's Subsidiaries is (x) in violation of any applicable law which violation has or is likely to have a Material Adverse Effect, or (y) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority which has or is likely to have a Material Adverse Effect. Except as set forth in Schedule 5.01(k) hereto, there is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries of the Company challenging the validity or the enforceability of any of the Loan Documents.
             (l)    NO MATERIAL ADVERSE CHANGE.  Since
December 31, 1999, there has occurred no event which materially and adversely affects, and no material adverse change in, the business, ownership, operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Loan Documents to which it is a party and the transactions contemplated thereby.

             (m) PAYMENT OF TAXES. All tax returns and reports of the Company and each Subsidiary of the Company required to be filed, the failure of which to file has or is likely to have a Material Adverse Effect, have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective properties, assets, income and franchises which are due and payable, the failure of which to pay when due and payable has or is likely to have a Material Adverse Effect, have been paid when due and payable. The Company has no Knowledge of any proposed tax assessment against the Company or any Subsidiary of the Company, that is likely to have a Material Adverse Effect, which is not being actively contested in good faith by such Person.
             (n)    CONDUCT OF BUSINESS.  The Company and
its Subsidiaries are principally engaged only in the businesses described in the Company's Annual Report on Form 10-K for its 1999 Fiscal Year and other businesses reasonably incident thereto.
             (o)    MATERIAL ADVERSE AGREEMENTS.  Neither
the Company nor any Subsidiary of the Company is a party to or subject to any material Contractual Obligation or other restriction contained in their respective charters, By-laws or similar governing documents which has or is likely to have a Material Adverse Effect.
             (p)    PERFORMANCE.  Neither the Company nor
any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice of the lapse of time or both, would constitute a default, in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.
             (q)    SECURITIES ACTIVITIES.  Neither the
Company nor any Subsidiary of the Company is engaged principally in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.
             (r)    DISCLOSURE.  The representations and
warranties of the Company made to the Senior Lenders contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company has not withheld any fact from the Senior Lenders in regard to any matter with respect to which the Company has Knowledge or reasonably should have Knowledge and which has or is likely to have a Material Adverse Effect.
             (s)    REQUIREMENTS OF LAW.  The Company and
each Person acting on behalf of the Company is in compliance with all Requirements of Law (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state Securities law and "Blue Sky" law) applicable to them and their respective businesses, in each case where the failure to so comply would have a Material Adverse Effect.

             (t)    ENVIRONMENTAL MATTERS.  Except as
disclosed on Schedule 5.01(t) or as disclosed to the Senior Lenders pursuant to Section 6.02 (or as disclosed in the quarterly or annual reports filed with the Commission and delivered to the Senior Lenders prior to the Effective
Date), neither the Company nor any of its Subsidiaries (i) has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which would individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any noncompliance with or violation of the requirements of any applicable federal, state and local environmental health and safety statutes and regulations or (B) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which would individually or in the aggregate have a Material Adverse Effect or (iii) has received notice that the Company or any of its Subsidiaries is or may be liable in any material respect to any Person under CERCLA or any analogous state law.
            (u) ERISA MATTERS. No Defined Benefit Plan has or will have as of the most recent plan year any "accumulated funding deficiency", as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Internal Revenue Code, whether or not waived. Each Benefit Plan has been administered in substantial compliance with ERISA, and each Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code has been administered in substantial compliance with such section. Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate has any liability to the PBGC other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Neither the Company, any Subsidiary of the Company, nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Benefit Plan resulting or which will result in an obligation of the Company, any such Subsidiary or any ERISA Affiliate to pay money which payment has or will have a Material Adverse Effect. Except as disclosed on Schedule 5.01(u), neither the Company, any Subsidiary of the Company, any ERISA Affiliate, nor any fiduciary of or any trustee to any Benefit Plan has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or taken any action which would constitute or result in a Termination Event, with respect to any Benefit Plan which prohibited transaction or Termination Event has caused or would in the future cause a Material Adverse Effect. No Defined Benefit Plan has been terminated by the plan administrator thereof or by the PBGC for which there is any liability of the Company or any Subsidiary of the Company or any ERISA Affiliate for unfunded accrued benefits in excess of $5,000,000. Full payment has been made of all contributions which the Company, any of its Subsidiaries or any ERISA Affiliate is required under the terms of any Multiemployer Plan or applicable collective bargaining agreement to have paid as a contribution to any Multiemployer Plan, except that this representation and warranty shall not apply to any such contributions which at any one time are in the aggregate less than $3,000,000 and are being reasonably contested by either the Company, its Subsidiaries or its ERISA Affiliates. Full payment has been made of all withdrawal liability which the Company or any of its Subsidiaries or any ERISA Affiliate is required under the terms of any Multiemployer Plan to have paid to any Multiemployer Plan.

             (v)    CONSENTS AND AUTHORIZATIONS.  The
Company has obtained all consents and authorizations required pursuant to any of its material Contractual Obligations with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow the Company, lawfully to execute, deliver and perform its obligations under the Loan Documents and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith, except where the failure to obtain any such consent or authorization would not have a Material Adverse Effect.
             (w)    NO NEGATIVE PLEDGES.  Except for (i)
this Agreement, (ii) the Master Lease Documents, (iii) restrictions with respect to assets which are permitted to be subject to Liens pursuant to Section 8.02(b)(iii), (iv) restrictions with respect to the assets set forth on
Schedule 5.01(w) and (v) restrictions with respect to other assets with an aggregate net book value not to exceed $100,000,000, no Contractual Obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound or to which the Company or any of its Subsidiaries or any of their respective properties is subject restricts the Company or any of its Subsidiaries from granting security interests or liens in its real or personal property to the Administrative Agent, the Senior Lenders and the Issuing Banks.
             (x) NO IMPAIRMENT. The consummation of the transactions contemplated by the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, Intellectual Property, technology, know-how or processes by the Company or any of its Subsidiaries in any manner which has or is likely to have a Material Adverse Effect.
             (y)    OBLIGATIONS CONSTITUTE SENIOR
INDEBTEDNESS. The obligations of the Company for principal of and interest on all Loans and other extensions of credit under this Agreement and all fees, expenses, reimbursements, indemnities and other amounts owing by the Company pursuant to this Agreement to the Administrative Agent, any Senior Lender or Issuing Bank (whether or not such Person then is acting in its capacity as a Senior Lender or Issuing Bank) and all other Obligations, and any renewals, extensions, modifications or refinancings thereof, constitute "Senior Indebtedness" within the meanings ascribed to such term in the QUIDS Subordinated Notes and each indenture pertaining to any outstanding Subordinated Indebtedness.
                            ARTICLE VI
                         REPORTING COVENANTS
The Company covenants and agrees that so long as any Senior Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders shall otherwise give prior written consent thereto:
     6.01 FINANCIAL STATEMENTS. The Company shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Company shall deliver or cause to be delivered to each Senior Lender:

             (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter in each Fiscal Year (except the fourth quarter in each Fiscal Year), the Company's Quarterly Report on Form 10-Q filed with the Commission in respect of such fiscal quarter, which shall be prepared and presented in accordance with the rules and regulations of the Commission applicable thereto at the time of such filing, together with a summary, prepared in reasonable detail, of asset dispositions consummated since the beginning of the current Fiscal Year, provided, however, that if at any time the Company is not required under the Commission's rules and regulations to file a Quarterly Report on Form 10-Q in respect of any fiscal quarter, it shall furnish to each Senior Lender in lieu thereof, within the time specified above, the information that would have been required to be included therein if the Company had been required to file such Quarterly Report with the Commission, prepared and presented in accordance with the rules and regulations which would have been applicable thereto, certified by the principal financial officer or treasurer of the Company that the consolidated balance sheets and statements of earnings and changes in financial position of the Company and its Subsidiaries included therein fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated in accordance with GAAP, subject to normal year end adjustment.
             (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, the Company's Annual Report on Form 10-K filed with the Commission in respect of such Fiscal Year, which shall be prepared and presented in accordance with the rules and regulations of the Commission applicable thereto at the time of such filing, together with a summary, prepared in reasonable detail, of asset dispositions consummated during the preceding Fiscal Year, provided, however, that the report of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing satisfactory to the Administrative Agent, which accompanies the consolidated balance sheets and statements of earnings and changes in financial position of the Company and its Subsidiaries included in such Form 10-K shall be unqualified as to going concern and scope of audit, provided, further, that if at any time the Company is not required under the Commission's rules and regulations to file an Annual Report on Form 10-K in respect of any Fiscal Year, it shall furnish to each Senior Lender in lieu thereof, within the time specified above, the information that would have been required to be included therein if the Company had been required to file such Annual Report with the Commission, prepared and presented in accordance with the rules and regulations which would have been applicable thereto, accompanied by a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing satisfactory to the Administrative Agent, which report shall be unqualified as to going concern and scope of audit and state that the consolidated balance sheets and statements of earnings and changes in financial position of the Company and its Subsidiaries included therein fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

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
             (c)    OFFICER'S CERTIFICATE; COMPLIANCE
CERTIFICATE. Together with each delivery of any financial statements pursuant to Sections 6.01(a) and 6.01(b), (i) an Officer's Certificate of the Company substantially in the form of Exhibit 11, stating that the executive officer signatory thereto has reviewed the terms of this Agreement and the principal Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries taken as a whole, during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that such executive officer does not have Knowledge of the existence as at the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company or its applicable Subsidiaries have taken, is taking and proposes to take with respect thereto; and (ii) a Compliance Certificate demonstrating in reasonable detail compliance at the end of such accounting periods (and during such periods to the extent such compliance is required hereby) with the covenants contained in Article IX.
             (d)    ACCOUNTANTS STATEMENT AND LETTER.
Simultaneously with the delivery of an Annual Report on Form 10-K or the financial statements referred to in Section 6.01(b), (i) a statement of the firm of independent certified public accountants which reported on the financial statements included therein that nothing has come to their attention to cause such independent certified public accountants to believe that the financial covenant calculations in the Compliance Certificate are inaccurate and (ii) a letter to the Company from PricewaterhouseCoopers LLP, in substantially the form attached as Exhibit 10, with respect to the financial statements included therein.
             (e)    MATERIAL EVENTS.  Promptly upon the
Company obtaining Knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Senior Lender has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (ii) of any condition or event which would be required to be disclosed in a current report filed by the Company with the Commission on Form 8-K (Items 1, 2 and 4 of such Form as in effect on the Effective Date), or (iii) of any condition or event which would be likely to have a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Senior Lender and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto.
             (f) LITIGATION. Promptly upon the Company obtaining Knowledge of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed in writing by the Company to the Senior Lenders pursuant to this Section 6.01(f), or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which is likely to, in either case, have a Material Adverse Effect, the Company shall promptly give notice thereof to the Senior Lenders and provide such other information as may be reasonably available to it to enable the Senior Lenders and their counsel to evaluate such matters.

             (g)    ERISA EVENTS.  Promptly upon becoming
aware of the occurrence of any Reportable Event, Termination Event, or "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code, in connection with any Benefit Plan or Multiemployer Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company, any Subsidiary of the Company or any ERISA Affiliate, as applicable, has taken, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.
             (h)    ERISA NOTICES.  With reasonable
promptness, copies of (i) all notices received by the Company, any Subsidiary of the Company or any ERISA Affiliate of the PBGC's intent to terminate any Defined Benefit Plan or to have a trustee appointed to administer any Defined Benefit Plan; (ii) upon the request of any Senior Lender, each actuarial report and each annual report (Form 5500 Series, including any Schedule B (Actuarial Information) thereto) filed by the Company, any Subsidiary of the Company or any ERISA Affiliate with the Internal Revenue Service with respect to any or all Benefit Plans;
(iii) all notices received by the Company, any Subsidiary of the Company or any ERISA Affiliate from a Multiemployer Plan sponsor, pursuant to Section 4202 of ERISA, involving a withdrawal liability payment in excess of $100,000; and (iv) all funding waiver requests filed by the Company, any Subsidiary of the Company or any ERISA Affiliate with the Internal Revenue Service with respect to any Benefit Plan and all communications received by the Company, any Subsidiary of the Company or any ERISA Affiliate from the Internal Revenue Service with respect to any such funding waiver request.
             (i)    ANNUAL BUDGET.  As promptly as
practicable after approval thereof by the Company's Board of Directors, an annual budget for each Fiscal Year, in form and substance satisfactory to the Senior Lenders.
             (j) SUBSIDIARIES. As soon as practicable, and in any event no later than April 30 of each Fiscal Year, a complete list of the Subsidiaries of the Company identifying each Material Subsidiary of the Company, if any, together with a statement of earnings for the immediately preceding Fiscal Year and balance sheet as of the last day of such Fiscal Year, in each case for each Material Subsidiary of the Company.
             (k) CHANGE IN INDEBTEDNESS RATINGS. As soon as obtaining knowledge thereof, written notice of any change in the ratings of the Company's senior long-term Indebtedness by S&P or Moody's.
             (l)    ITO-YOKADO COMMERCIAL PAPER GUARANTEE
EXTENSIONS. On or before any date on which Ito-Yokado's guarantee of the Commercial Paper is scheduled to expire, a copy of a letter agreement from Ito-Yokado to the Company extending its guarantee of the Commercial Paper for a period not less than one additional year.
             (m)    OTHER INFORMATION.  With reasonable
promptness, such other information, reports, filings, projections, business plans and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or the Requisite Senior Lenders.

     6.02    ENVIRONMENTAL NOTICES.  Except as disclosed on
Schedule 5.01(t), the Company shall notify each Senior Lender, in writing, promptly upon the Company's learning that either the Company or any of its Subsidiaries has received notice or otherwise learned of any claim, demand, action, event, condition, or report or investigation indicating any potential or actual liability arising in connection with: (a) a non-compliance with or violation of the requirements of any applicable federal, state or local environmental health and safety statute or regulation which individually or in the aggregate would be likely to have a Material Adverse Effect; (b) any material release or material threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate would be likely to have a Material Adverse Effect or with respect to which the Company or one of its Subsidiaries would have a duty to report to a Governmental Authority under CERCLA or any analogous state law; or (c) the existence of any Environmental Lien on any properties or assets of the Company or its Subsidiaries; provided, however, if the Company or any of its Subsidiaries has received a notice from any Governmental Authority stating (i) that the Company or any of its Subsidiaries is or may be liable in any material respect to any person under CERCLA or any analogous state law or (ii) alleging a violation of any federal, state or local environmental health and safety statute or regulation where such alleged violation which would be likely to have a Material Adverse Effect and is not cured or such notice is not withdrawn within thirty (30) days from the date of receipt thereof, then the Company shall deliver a copy of such notice to each Senior Lender.
     6.03 OTHER REPORTS. The Company shall deliver or cause to be delivered to the Senior Lenders (a) copies of all financial statements, reports and notices, if any, sent or made available generally by the Company to its Securities holders or filed with the Commission, and of all press releases made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary, (b) copies of any management reports prepared by the Company's independent certified public accountants in connection with the annual audit and (c) such other information in respect of the condition (financial or otherwise) or operations of the Company or any of its Subsidiaries that the Administrative Agent may request from time to time.
                             ARTICLE VII
                        AFFIRMATIVE COVENANTS
The Company covenants and agrees that so long as any Senior Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders shall otherwise give prior written consent thereto:
     7.01 CORPORATE EXISTENCE, ETC. The Company shall at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises the loss or termination of which would be likely to have a Material Adverse Effect. The Company shall cause to be maintained, preserved and kept the corporate existence and rights and franchises of each of its Subsidiaries if the loss or termination thereof would be likely to have a Material Adverse Effect, except for transactions permitted pursuant to Section 8.08.

     7.02 COMPLIANCE WITH LAWS, ETC. The Company shall, and shall cause its Subsidiaries to, exercise all due diligence in order to comply with all Requirements of Law and all restrictive covenants, noncompliance with which would be likely to have a Material Adverse Effect.
     7.03 PAYMENT OF TAXES AND CLAIMS. The Company shall pay, and cause each of its Subsidiaries to pay, (a) all taxes, assessments and other charges of Governmental Authorities which, to its Knowledge, it is obligated to pay, including any such tax, assessment or other charge on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to the Company or any such Subsidiary, as the case may be, which have become due and payable and which by law have or may become a Lien (other than a Customary Permitted Lien) upon any of the Company's or such Subsidiary's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such taxes, assessments and governmental charges referred to in clause
(a) above (including interest or penalties thereon) or claims referred to in clause (b) above (including any penalties or fines with respect thereto) need be paid if such taxes, assessments, charges of Governmental Authorities or claims are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.
     7.04 MAINTENANCE OF PROPERTIES; INSURANCE. The Company shall maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of its properties material to the operations of the Company and its Subsidiaries taken as a whole (other than closed convenience stores deemed by management not to be material) and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice.
The Company shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance policies and programs in such amounts (subject to customary deductibles and retentions) and against such risks as is usually carried by responsible companies of similar size engaged in similar businesses and owning similar assets in the general areas in which the Company and its Subsidiaries operate.
     7.05 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Company shall permit, and cause each of its Subsidiaries to permit, any authorized representative(s) designated by the Administrative Agent or the Requisite Senior Lenders to inspect any of the properties of the Company or any of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such inspection by or on behalf of the Administrative Agent (or any Senior Lender acting on behalf of the Requisite Senior Lenders) shall be at the Company's expense. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries in conformity with GAAP (and all legal requirements) shall be made of all dealings and transactions in relation to their businesses and activities.

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
     7.06 SUBSIDIARY GUARANTY. The Company shall cause each of its Material Subsidiaries (other than CCEC, 7-Eleven Canada and VCOM), whether existing on the Effective Date or thereafter formed, acquired or qualifying as a Material Subsidiary, to execute and deliver the Subsidiary Guaranty or a joinder thereto, as applicable, on the Effective Date (in the case of such Material Subsidiaries existing on the Effective Date) or promptly following such formation, acquisition or qualification (in the case of all other such Material Subsidiaries), together with, in the case of Subsidiaries becoming party to the Subsidiary Guaranty after the Effective Date, such documents and legal opinions as would have been required under Section 4.01 if such Subsidiary had executed and delivered the Subsidiary Guaranty on the Effective Date.
                        ARTICLE VIII
                     NEGATIVE COVENANTS
The Company covenants and agrees that so long as any Senior Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders shall otherwise give prior written consent thereto:
     8.01 INDEBTEDNESS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for Indebtedness permitted by Section 1009 of the First Priority Subordinated Debenture Indenture (the terms of which, together with any definitions of terms used therein, are incorporated word for word in this Section
8.01 by this reference as if fully set forth herein); provided, however, that, if (i) any restriction in Section 1009 of the First Priority Subordinated Debenture Indenture is modified or eliminated or such restriction otherwise ceases to be of further effect and (ii) a substantially similar restriction (prior to giving effect to any such modification, elimination or cessation) is not contained in the documents governing any Subordinated Indebtedness then outstanding (including, without limitation, any Subordinated Indebtedness which replaces, refunds or refinances any other Subordinated Indebtedness), then such restriction under this
Section 8.01 shall similarly be modified or eliminated or cease to be of further effect hereunder, as the case may be; provided, further, however, that if the Company, at any time after the Effective Date, creates, incurs, assumes or otherwise becomes directly or indirectly liable with respect to any Subordinated Indebtedness not outstanding on the Effective Date (including, without limitation, in connection with any extension, renewal, replacement, refunding or refinancing of any Subordinated Indebtedness outstanding on the Effective Date), such Subordinated Indebtedness (x) shall be subordinated in right of payment on terms no less favorable to the Senior Lenders than the subordination provisions set forth in the Senior Subordinated Debenture Indentures, and (y) shall not contain covenants and events of default (however denominated) in any respect more burdensome to the Company than the covenants and events of default applicable to any other Subordinated Indebtedness then outstanding.


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
     8.02    DISPOSITIONS OF ASSETS; LIENS.
             (a)    DISPOSITION OF ASSETS.  The Company
shall not, and shall not permit any of its Subsidiaries to, sell (including, without limitation, in any sale and leaseback transaction), assign, transfer, lease, convey or otherwise dispose of any properties or assets (including any Capital Stock or other Equity Interest), whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, other than pursuant to a sale, assignment, transfer, lease, conveyance or other disposition (i) upon foreclosure on the Yen Royalty Financing Collateral by the Yen Royalty Lender; (ii) constituting sales of inventory and transactions with franchisees occurring in the ordinary course of business; provided, however, that neither the Company nor any of its Subsidiaries shall sell, assign, or otherwise transfer any interest in accounts receivable except in connection with a disposition of any business unit as a going concern (but subject to the limitation set forth in clause (h) below);
(iii) constituting leases or sub-leases of real property pursuant to that certain Master Lease Agreement dated as of October 3, 1996 between the Company and AT&T Wireless Services, Inc.; (iv) involving sales of Equity Interests in VCOM; (v) involving the Capital Stock of any Subsidiary required under applicable law to qualify directors of such Subsidiary; (vi) from any Subsidiary of the Company to the Company or any Subsidiary Guarantor; (vii) in connection with the Master Lease Facilities; (viii) from the Company or any Subsidiary Guarantor to any Subsidiary of the Company which is not then a party to the Subsidiary Guaranty to the extent the disposition, if made as an Investment, would be permitted by Section 8.04(b); and (ix) dispositions not covered by subsections (i) through (ix) above (including, without limitation, any insurance proceeds or a condemnation award with respect to property with respect to which the Company does not restore or replace the property damaged, lost or taken) involving assets with an aggregate net book value not to exceed an amount equal to ten percent (10%) of the consolidated total assets of the Company and its Subsidiaries as of December 31, 1999.
             (b) LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their properties or assets except (i) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement, including, without limitation, such interests or title arising under the Master Lease Facilities; (ii) Customary Permitted Liens; (iii) Liens on the assets of CCEC and 7-Eleven Canada; and (iv) Liens not covered by subsections (i), (ii) or (iii) above on assets with an aggregate net book value not to exceed an amount equal to ten percent (10%) of the consolidated total assets of the Company and its Subsidiaries as of December 31, 1999.
     8.03 SECURITIES ACTIVITIES. The Company shall not use any of the proceeds of the credit extended hereunder to purchase or carry Margin Stock or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of such use of proceeds.
     8.04    DIVIDENDS, INVESTMENTS AND RESTRICTED PAYMENTS.
            (a)    GENERALLY.  The provisions of Section
1007 of the First Priority Subordinated Debenture Indenture, together with any definitions of terms used therein, are incorporated word for word in this Section 8.04(a) by this reference as if fully set forth herein; provided, however, that if (i) any restriction in Section 1007 of the First Priority Subordinated Debenture Indenture is modified or eliminated or such restriction otherwise ceases to be of further effect and (ii) a substantially similar restriction (prior to giving effect to any such modification, elimination or cessation) is not contained in the documents governing any Subordinated Indebtedness then outstanding (including, without limitation, any Subordinated Indebtedness which replaces, refunds or refinances any other Subordinated Indebtedness), then such restriction under this Section 8.04(a) shall similarly be modified or eliminated or cease to be of further effect hereunder, as the case may be.
             (b)    INVESTMENTS IN NONGUARANTOR
SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investments in any Subsidiary of the Company which is not then a party to the Subsidiary Guaranty other than
(i) Permitted Existing Investments and (ii) additional Investments in such Subsidiary which, together with all other such additional Investments in Subsidiaries not then party to the Subsidiary Guaranty, do not exceed an aggregate unrecovered amount of $100,000,000 at any time.
     8.05 LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The provisions of
Section 1008 of the First Priority Subordinated Debenture Indenture, together with any definitions of terms used therein, are incorporated word for word in this Section 8.05 by this reference as if fully set forth herein; provided, however, that if (i) any restriction in Section 1008 of the First Priority Subordinated Debenture Indenture is modified or eliminated or such restriction otherwise ceases to be of further effect and (ii) a substantially similar restriction (prior to giving effect to any such modification, elimination or cessation) is not contained in the documents governing any Subordinated Indebtedness then outstanding (including, without limitation, any Subordinated Indebtedness which replaces, refunds or refinances any other Subordinated Indebtedness), then such restriction under this
Section 8.05 shall similarly be modified or eliminated or cease to be of further effect hereunder, as the case may be.
     8.06    LIMITATIONS ON SUBSIDIARIES.  The provisions of
Section 1020 of the First Priority Subordinated Debenture Indenture, together with any definitions of terms used therein, are incorporated word for word in this Section 8.06 by this reference as if fully set forth herein; provided, however, that if (i) any restriction in Section 1020 of the First Priority Subordinated Debenture Indenture is modified or eliminated or such restriction otherwise ceases to be of further effect and (ii) a substantially similar restriction (prior to giving effect to any such modification, elimination or cessation) is not contained in the documents governing any Subordinated Indebtedness then outstanding (including, without limitation, any Subordinated Indebtedness which replaces, refunds or refinances any other Subordinated Indebtedness), then such restriction under this
Section 8.06 shall similarly be modified or eliminated or cease to be of further effect hereunder, as the case may be.
     8.07 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. The provisions of Section 1013 of the First Priority Subordinated Debenture Indenture, together with any definitions of terms used therein, are incorporated word for word in this Section 8.07 by this reference as if fully set forth herein; provided, however, that if (i) any restriction on the ability of the Company or any of its Subsidiaries to enter into any transaction with any Person in Section 1013 of the First Priority Subordinated Debenture Indenture is modified or eliminated or such restriction otherwise ceases to be of further effect and (ii) a substantially similar restriction (prior to giving effect to any such modification, elimination or cessation) is not contained in the documents governing any Subordinated Indebtedness then outstanding (including, without limitation, any Subordinated Indebtedness which replaces, refunds or refinances any other Subordinated Indebtedness), then such restriction under this
Section 8.07 shall similarly be modified or eliminated or cease to be of further effect hereunder, as the case may be.

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     8.08    RESTRICTION ON FUNDAMENTAL CHANGES.  The
Company shall not, and shall not permit any of its Material Subsidiaries to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, property or assets, whether now or hereafter acquired, except for: (a) a merger of the Company into a wholly-owned Subsidiary of the Company that has nominal assets and liabilities, the primary purpose of which is to effect a name change of the Company or the reincorporation of the Company in another state; (b) a merger of the Company or one of its Material Subsidiaries with another Person if (i) the Company or such Material Subsidiary is the entity surviving such merger and (ii) immediately after giving effect to such merger, no Event of Default or Potential Event of Default shall have occurred and be continuing; (c) the sale or other transfer of all or any substantial part of the business, property or assets of any Material Subsidiary of the Company to the Company or any other wholly-owned Subsidiary of the Company; or (d) as permitted by Section 8.02(a).
     8.09    COMMERCIAL PAPER FACILITY.
             (a) AMENDMENTS TO COMMERCIAL PAPER FACILITY. The Company shall not amend the terms of the documents governing or relating to the Commercial Paper other than (i) increases in the maximum amount of Commercial Paper which may at any time be outstanding and (ii) extensions of the date beyond which the Company may not issue Commercial Paper pursuant to such documents (including an extension of the guaranty of Ito-Yokado with respect to the Commercial Paper).
            (b) CP REIMBURSEMENT INDEBTEDNESS; ITO-YOKADO CP LETTER AGREEMENT. At all times that any Commercial Paper is outstanding or the Company owes any Indebtedness to Ito-Yokado in connection with payments by Ito-Yokado of the principal of or interest on (or other amounts owing with respect to) Commercial Paper (the "CP REIMBURSEMENT INDEBTEDNESS"), the Ito-Yokado CP Letter Agreement shall remain in full force and effect. The Company shall not make any payment in respect of the CP Reimbursement Indebtedness other than (i) payments after the date which is one year after payment in full in cash of the Obligations and termination of the Commitments and (ii) so long as there does not exist an Event of Default or Potential Event of Default and the Commercial Paper shall then have a rating of at least A-1 from S&P or Prime-1 from Moody's (or, if at any time neither S&P nor Moody's shall be rating the Commercial Paper, the Commercial Paper shall then have a rating at least equal to the highest rating from such other nationally recognized rating service as is acceptable to the Administrative Agent), payments of the principal amount of such Indebtedness made solely with proceeds of subsequent issuances of Commercial Paper by the Company. Notwithstanding the foregoing and so long as (x) there exists an Event of Default of Potential Event of Default, or
(y) commercial paper issued by the Company shall cease to satisfy the criteria set forth in the definition of "Commercial Paper", the Company shall not permit any further issuances of commercial paper, and any payments of principal of or interest on (or other amounts owing with respect to) Commercial Paper then outstanding shall be paid directly by Ito-Yokado pursuant to its unconditional guarantee thereof and shall not be paid by the Company.


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
     8.10    SUBORDINATED INDEBTEDNESS.
             (a) REPAYMENTS. The provisions of Section 1011 of the First Priority Subordinated Debenture Indenture, together with any definitions of terms used therein, are incorporated word for word in this Section 8.10(a) by this reference as if fully set forth herein; provided, however, that, if (i) any restriction in Section 1011 of the First Priority Subordinated Debenture Indenture is modified or eliminated or such restriction otherwise ceases to be of further effect and (ii) a substantially similar restriction (prior to giving effect to any such modification, elimination or cessation) is not contained in the documents governing any Subordinated Indebtedness then outstanding (including, without limitation, any Subordinated Indebtedness which replaces, refunds or refinances any other Subordinated Indebtedness), then such restriction under this
Section 8.10(a) shall similarly be modified or eliminated or cease to be of further effect hereunder, as the case may be.
             (b) NOTICES. The Company shall deliver to the Administrative Agent (i) a copy of each notice or other communication delivered by or on behalf of the Company to any trustee under any Subordinated Indebtedness indenture or to any holder (in its capacity as such) of any Subordinated Indebtedness not issued pursuant to an indenture (including, without limitation, notice of the election of any Extension Period (as defined therein) under a QUIDS Subordinated
Note), such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such trustee or such holder, and (ii) a copy of each notice or other communication received by the Company from any trustee under any Subordinated Indebtedness indenture or from any holder (in its capacity as such) of any Subordinated Indebtedness not issued pursuant to an indenture, such delivery to be made promptly after such notice or other communication is received by the Company.
     8.11 NOTICE UNDER QUIDS SUBORDINATED NOTE INDENTURE. In the event that the Company is required to enter into an indenture with respect to the QUIDS Subordinated Notes upon the exercise by Ito-Yokado or Seven-Eleven Japan Co., Ltd., of its registration rights with respect thereto, the Company shall promptly deliver to the Administrative Agent a certified copy of the resolutions of the Company's Board of Directors designating this Agreement as the "Credit Agreement" under the indenture.
                          ARTICLE IX
                     FINANCIAL COVENANTS
The Company covenants and agrees that so long as any Senior Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders shall otherwise give prior written consent thereto:


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
     9.01 CONSOLIDATED TOTAL INDEBTEDNESS TO EBITDA. The Company shall not on any Quarterly Determination Date occurring during any period set out below permit the ratio of (a) Consolidated Total Indebtedness as of such Quarterly Determination Date to (b) EBITDA as determined as of such Quarterly Determination Date for the four (4) calendar quarters ending on such date, to be greater than the ratio set out below opposite such period:
Period                          Maximum Ratio
------                          -------------
December 31, 2000 through March 31, 2001     4.25x

April 1, 2001 through March 31, 2002         4.00x

April 1, 2002 through March 31, 2003         3.75x

April 1, 2003 and thereafter                 3.50x


     9.02 MINIMUM INTEREST AND RENT COVERAGE RATIO. The Company shall not on any Quarterly Determination Date permit the ratio of (a) the sum of (i) EBITDA, plus (ii) Rent Expense on Operating Leases to (b) the sum (without duplication) of (i) Consolidated Cash Interest Expense, plus
(ii) Rent Expense on Operating Leases, in each case as determined as of such Quarterly Determination Date for the four (4) calendar quarters ending on such date, to be less than 2.00x.
                              ARTICLE X
                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES
     10.01 EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this
Agreement:
             (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Company shall fail to pay when due (i) any interest on any Loan or any fee or other amount payable hereunder (other than amounts described in Sections 10.01(a)(ii) or 10.01(a)(iii)), and such failure shall continue for five (5) Business Days, or (ii) any Reimbursement Obligation, or
(iii) any amount payable for principal on the Loans, including any mandatory prepayment payable under Section 2.05(b), but excluding any voluntary prepayment payable under Section 2.05(a).
             (b)    BREACH OF CERTAIN COVENANTS.  The
Company shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Company under Article VIII or Article IX.
             (c)    BREACH OF REPRESENTATION OR WARRANTY.
Any representation or warranty made or deemed made by the Company or any Subsidiary Guarantor to the Administrative Agent, any Senior Lender or any Issuing Bank herein or in any of the other Loan Documents or in any statement or certificate at any time given by the Company or any Subsidiary Guarantor pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.


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
             (d)    OTHER DEFAULTS.  The Company or any
Subsidiary Guarantor shall default in the payment of any Obligation which is not referred to in Section 10.01(a) or in the performance of or compliance with any term contained in this Agreement or in any of the Loan Documents (other than as covered by Section 10.01(a) or 10.01(b)), and such default or event of default shall continue for thirty (30) days after (i) the Administrative Agent or any Senior
Lender (acting through the Administrative Agent) notifies the Company or the applicable Subsidiary Guarantor of any such default, or (ii) the Company or such Subsidiary
Guarantor acknowledges such default in writing.
Notwithstanding the foregoing, the failure of the Company to deliver the Officer's Certificate required pursuant to
Section 6.01(c) shall constitute an Event of Default on the day such Officer's Certificate is due whether or not it continues thereafter and whether or not any notice is given to or received by the Company.
             (e)    DEFAULTS AS TO OTHER INDEBTEDNESS,
MASTER LEASE FACILITIES.
                    (i)    The Company or any Subsidiary of
the Company shall fail to make any payment when due
(whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Indebtedness, other than an Obligation, if the aggregate amount of such Indebtedness is $15,000,000 or more, and such failure shall continue beyond the applicable stated cure period therefor;
or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto, if the effect thereof (with or without the giving of notice or lapse of time or both) is to accelerate, or permit the holder(s) of such Indebtedness to accelerate, the maturity of any such Indebtedness and such breach, default, event of default, event or condition shall continue beyond the applicable stated cure period therefor; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment prior to the stated maturity thereof), or the holder of any Lien (other than Liens upon property leased to the Company or any Subsidiary of the Company which were created by the landlord prior to the commencement of the lease), in any amount, shall commence foreclosure of such Lien upon property of the Company or any of its Subsidiaries having a value in excess of $1,000,000 and such foreclosure shall continue against such property to a date less than thirty (30) days prior to the date of the proposed foreclosure sale; provided, however, that the failure to make a payment, or any such breach, default or event of default, under the Yen Royalty
Financing Agreement or otherwise in respect of the Yen
Royalty Financing Indebtedness shall not constitute an Event of Default hereunder unless recourse or recovery in respect thereof in excess of $15,000,000 is claimed or sought against the Company personally or against or out of any property of the Company other than the Yen Royalty
Financing Collateral; provided, further, however, that if, upon the maturity (whether by lapse of time, acceleration or otherwise) of any Commercial Paper permitted to be issued hereunder, Ito-Yokado (as opposed to the Company) makes payment (in accordance with the terms applicable to the Commercial Paper) of the Indebtedness evidenced by such Commercial Paper, the Company's failure to pay shall not be an Event of Default for purposes of this Section 10.01(e) to the extent such failure to pay is cured (at the maturity of such Commercial Paper) by the payment by Ito-Yokado.
                    (ii)    The Company shall fail to make
any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) under the Master Lease Documents and such failure shall continue beyond the applicable cure period therefor; or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under the Master Lease Documents if the effect thereof (with or without the giving of notice or lapse of time or both) is to accelerate, or permit the lessor(s) thereunder to accelerate, the maturity of any payment required thereunder and such breach, default, event of default, event or condition shall continue beyond the applicable cure period therefor; or any such payment shall be declared to be due and payable or required to be prepaid
(other than by a regularly scheduled required prepayment prior to the stated maturity thereof), or the lessor(s) thereunder shall commence any proceeding to repossess any property leased thereunder and such repossession proceeding shall not be dismissed within thirty (30) days after the commencement thereof.
             (f)    INVOLUNTARY BANKRUPTCY; APPOINTMENT OF
RECEIVER, ETC.
                    (i)    An involuntary case shall be
commenced against the Company or any of its Subsidiaries and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal or state law.
                   (ii)    A decree or order of a court
having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries or over all or a substantial part of the property of the Company or any of is Subsidiaries, shall be entered; or an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property of the Company or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within thirty (30) days of entry, appointment or issuance.
             (g)    VOLUNTARY BANKRUPTCY; APPOINTMENT OF
RECEIVER, ETC. The Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property;
the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of the Company or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.
             (h)    JUDGMENTS AND ATTACHMENTS.  Any money
judgment, arbitration award (other than a money judgment or award covered by insurance, but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of $15,000,000 shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days.

             (i)    DISSOLUTION.  Any order, judgment or
decree shall be entered against the Company or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the Company or, except as permitted by this Agreement, any of its Subsidiaries shall otherwise dissolve or cease to exist.
             (j)    LOSS OF PAYMENT PRIORITY; FAILURE OF
SUBORDINATION. For any reason any of the subordination provisions of the documents and instruments evidencing any Subordinated Indebtedness shall, at any time, be invalidated or otherwise cease to be in full force and effect, or the Obligations shall be subordinated or shall not have the priority contemplated by this Agreement or such subordination provisions, for any reason; and the Requisite Senior Lenders shall have determined that any event described in this Section 10.01(j) has or is likely to have Material Adverse Effect.
             (k)    CHANGE OF CONTROL.  A Change of Control
shall have occurred.
             (l)    UNFUNDED ERISA LIABILITIES.  Any
Defined Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Defined Benefit Plan or the PBGC shall institute proceedings to terminate any Defined Benefit Plan or to appoint a trustee to administer any Defined Benefit Plan, if, as of the date of such termination, appointment or institution of proceedings, the liability (after giving effect to the tax consequences thereof) of the Company, any Subsidiary of the Company or any ERISA Affiliate to the PBGC under Section 4062 of ERISA exceeds the current value of assets accumulated in such Defined Benefit Plan by more than $1,000,000 (or in the case of a termination of a Defined Benefit Plan involving a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the Company's, such Subsidiary's or any ERISA Affiliate's proportionate share of such excess shall exceed such amount).
             (m)    WITHDRAWAL LIABILITY UNDER
MULTIEMPLOYER PLANS. Either (i) any Multiemployer Plan shall notify the Company, any Subsidiary of the Company of any ERISA Affiliate that it has incurred a withdrawal liability in an amount exceeding $1,000,000 and the installment payments of such liability shall not be paid when required to be paid in accordance with applicable law or the provisions of the subject Multiemployer Plan, or within five (5) Business Days thereafter; or (ii) any Multiemployer Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by an appropriate United States District Court to administer any Multiemployer Plan, or the PBGC shall commence proceedings to terminate any Multiemployer Plan or to appoint a trustee to administer any Multiemployer Plan and the aggregate outstanding liability of the Company and all of its Subsidiaries and all of its ERISA Affiliates with respect to such Multiemployer Plan (assuming that the Multiemployer
Plan has terminated as of the day of any such appointment or commencement of proceedings) is an amount which exceeds
$5,000,000.

             (n)    OTHER ERISA LIABILITIES.  The Company
or any of its Subsidiaries or any ERISA Affiliate of the Company (i) shall engage in any prohibited transaction
(other than the alleged prohibited transaction described on Schedule 5.01(u)) for which an exemption is not available or has not been previously obtained from the Department of Labor and in connection with which the Company or any such Subsidiary or any ERISA Affiliate could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Internal Revenue Code, which penalty or tax is in excess of $5,000,000; (ii) shall fail to make full payment when due of all amounts which under the provisions or any Defined Benefit Plan it is required to pay as contributions thereto, or permit to exist any "accumulated funding deficiency" (as defined in Section
302(a) of ERISA and Section 412(a) of the Internal Revenue
Code) or fail to pay any installment necessary to amortize each waived funding deficiency with respect to any Defined
Benefit Plan, (iii) fail to make any contribution payments of any Multiemployer Plan that the Company or any ERISA
Affiliate may be required to make under any agreement relating to such Multiemployer Plan or under such Multiemployer Plan or any law pertaining thereto, provided, however, that this clause (iii) shall not apply to any such payments which at any one time are in the aggregate less than $3,000,000 and are being reasonably contested by either the Company, any of its Subsidiaries or any ERISA
Affiliates, or (iv) permit to exist any occurrence of any Reportable Event (other than the alleged prohibited transaction described on Schedule 5.01(u)) or any other event or condition which, in the opinion of the Administrative Agent communicated to the Company in accordance with Section 12.09 hereto, presents a material risk of liability of the Company, any Subsidiary of the Company or any ERISA Affiliate under ERISA or the Internal
Revenue Code in an amount which exceeds $5,000,000.
An Event of Default shall be deemed
"continuing" until cured or waived in writing in accordance with Section 12.07 to the extent and under the circumstances provided for therein.
     10.02    RIGHTS AND REMEDIES.
             (a)    ACCELERATION.  Upon the occurrence of
any Event of Default described in the foregoing Section
10.01(f) or 10.01(g) with respect to the Company or any Subsidiary Guarantor, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and all other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Company, and the obligation of each Senior Lender to make any Loan hereunder and of each Senior Lender or Issuing Bank to issue or participate in any Facility Letter of Credit shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Senior Lenders, by written notice to the Company, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Senior Lender to make any Loan hereunder and of each Senior Lender or Issuing Bank to issue or participate in any Facility Letter of Credit shall immediately terminate, and/or (ii) declare the unpaid principal


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
amount of, and any and all accrued and unpaid interest on, the Loans and all other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Company.
             (b)    DEPOSIT FOR FACILITY LETTERS OF CREDIT.
In addition, upon demand by the Administrative Agent or the Requisite Senior Lenders after the occurrence of any Event of Default, the Company shall deposit with the Administrative Agent for the benefit of the Senior Lenders with respect to each Facility Letter of Credit then outstanding, promptly upon the demand of the Administrative
Agent, cash or Cash Equivalents in an amount equal to the greatest amount for which such Facility Letter of Credit may be drawn. Such deposit shall be held by the Administrative Agent for the benefit of the Senior Lenders as security for, and to provide for the payment of, the Reimbursement Obligations.
             (c)    RESCISSION.  If at any time after
acceleration of the maturity of the Loans, the Company shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement
Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.07, then by written notice to the Company, the Requisite Senior Lenders may elect, in the sole discretion of such Requisite Senior Lenders, to rescind and annul the acceleration and its consequences;
but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Senior
Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Senior Lenders; they are not intended to benefit the Company and do not give the Company the right to require the Senior Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.
                        ARTICLE XI
             THE ADMINISTRATIVE AGENT; THE CO-AGENT
     11.01    APPOINTMENT.
             (a)    Each Senior Lender and each Issuing
Bank hereby designates and appoints Citibank as the Administrative Agent of such Senior Lender and such Issuing
Bank under this Agreement and the Loan Documents, and each Senior Lender and each Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this Article XI.

             (b)    The provisions of this Article XI are
solely for the benefit of the Administrative Agent and the Senior Lenders and Issuing Banks, and neither the Company nor any Subsidiary of the Company shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 11.07). In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Senior Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or any Subsidiary of the Company.
     11.02 NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan
Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The
Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Senior
Lender or Issuing Bank. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative
Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Senior Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the issuance of the Facility
Letters of Credit and shall make its own appraisal of the creditworthiness of the Company and its Subsidiaries, and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Senior Lender or Issuing Bank with any credit or other information with respect thereto. If the Administrative Agent seeks the consent or approval of the Requisite Senior Lenders to the taking or refraining from taking any action hereunder, the Administrative Agent shall send notice thereof to each Senior Lender. The
Administrative Agent shall promptly notify each Senior
Lender at any time that the Requisite Senior Lenders have instructed the Administrative Agent to act or refrain from acting pursuant hereto.
     11.03    RIGHTS, EXCULPATION, ETC.  Neither the
Administrative Agent nor any of its officers, directors, employees or agents shall be liable to any Senior Lender or Issuing Bank for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that the Administrative Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder and except that no Person shall be relieved of any liability imposed by law for intentional tort. The
Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 2.06(b) or Section 3.06, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders (or former Holders) any payment in excess of the amount to which they are determined to have been entitled. The Administrative Agent shall not be responsible to any Senior Lender, Issuing Bank or Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or any of the other Loan Documents, or for the financial condition of the Company or any of its Subsidiaries. The
Administrative Agent shall not be required to make any inquiry concerning either the performance


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or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the Company or any of its Subsidiaries, or the existence or possible existence of any Potential Event of Default or Event of Default. The Administrative Agent may at any time request instructions from the Senior Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Senior Lenders. Without limiting the foregoing, no Senior Lender or Issuing Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the Notes or any of the other Loan Documents in accordance with the instructions of the Requisite Senior Lenders.
     11.04 RELIANCE. The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.
     11.05 INDEMNIFICATION. To the extent that the Administrative Agent is not reimbursed and indemnified by the Company, the Senior Lenders will reimburse and indemnify the Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or any of the other Loan Documents, proportionately based upon a fraction, the numerator of which is the amount of such Senior Lender's Commitment, and the denominator of which is the aggregate amount of the Commitments of all Senior Lenders provided that no Senior Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The obligations of the Senior Lenders under this Section 11.05 shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of this Agreement.
     11.06 THE ADMINISTRATIVE AGENT INDIVIDUALLY. In the event the Administrative Agent at any time has a Commitment hereunder (a) with respect to its Pro Rata Share of the Commitments hereunder, the Loans made by it or its Affiliates and any Notes issued to or held by it or its Affiliates, the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Senior Lender or holder of a Note and (b) the terms "Senior Lenders" or "Requisite Senior Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent or its Affiliates as a Senior Lender or one of the Requisite Senior Lenders. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any of its Subsidiaries as if it were not acting as Administrative Agent pursuant hereto.


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     11.07    SUCCESSOR ADMINISTRATIVE AGENT; RESIGNATION
OF AGENT.
             (a)    The Administrative Agent may resign
from the performance of all its functions and duties
hereunder at any time by giving at least thirty (30)
Business Days' prior written notice to the Senior Lenders
and the Company.  Such resignation shall take effect upon
the acceptance by a successor Administrative Agent of
appointment pursuant to Section 11.07(b) or 11.07(c) or as
otherwise provided below.
             (b)    Upon any such notice of resignation by
the Administrative Agent, the Requisite Senior Lenders
shall appoint a successor Administrative Agent who shall be
satisfactory to the Company.
             (c)    If a successor Administrative Agent
shall not have been so appointed within said thirty (30)
Business Day period, the retiring Administrative Agent,
with the consent of the Company (which may not be withheld
unreasonably), shall then appoint a successor
Administrative Agent who shall serve as Administrative
Agent until such time, if any, as the Requisite Senior
Lenders, with the consent of the Company, appoint a
successor Administrative Agent as provided above.
     11.08    THE CO-AGENT.  The Co-Agent shall not have,
and the Co-Agent hereby expressly disclaims, any rights or
duties hereunder beyond those of a Senior Lender and, if
applicable, an Issuing Bank.  Except with respect to its
rights and duties as a Senior Lender and, if applicable, an
Issuing Bank, neither the Co-Agent nor any of its officers,
directors, employees or agents shall be liable to any
Person for any action taken or omitted by them hereunder or
under any of the Loan Documents.
                       ARTICLE XII
                     MISCELLANEOUS
     12.01    ASSIGNMENTS AND PARTICIPATIONS.
             (a)    (i)    Each Senior Lender shall have
the right at any time (A) upon written notice to the Administrative Agent of its intent to do so, to sell, assign, transfer or negotiate all or any portion of its Commitments, Loans, Notes or interest in the Facility
Letters of Credit to one or more Senior Lenders without the consent of the Company or the Administrative Agent and without the payment of the recordation fee described in
Section 12.01(a)(ii) and (B) with the prior written consent of the Company and the Administrative Agent (in each case which consent shall not be unreasonably withheld and shall be executed in substantially the form of Exhibit 12, provided, that the Company's consent shall not be required at any time that an Event of Default has occurred and is continuing), to sell, assign, transfer or negotiate all or any portion not less than $5,000,000 of its Commitments, Loans, Notes or interest in the Facility Letters of Credit to one or more commercial banks or other financial institutions. In the case of any sale, assignment, transfer or

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negotiation of all or part of such Commitments, Loans,
Notes or interest in the Facility Letters of Credit authorized under this Section 12.01(a)(I), the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Senior
Lender hereunder and a holder of such Notes, including, without limitation, (A) the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Requisite Senior Lenders and (B) the obligation to fund Loans directly to the Administrative
Agent pursuant to Article II hereof and to participate in Facility Letters of Credit pursuant to Article III hereof.
All sales, assignments, transfers or negotiations of all or part of such Commitments, Loans, Notes or interests in the Facility Letters of Credit authorized under this Section
12.01(a)(I) shall be evidenced by, and made pursuant to, an Assignment and Acceptance.
                   (ii)    Upon its receipt of a fully
executed Assignment and Acceptance and, in the case of sales, assignments, transfers or negotiations made pursuant to Section 12.01(a)(i)(B), a processing and recordation fee of $2,500 and the written consent of the Administrative
Agent and, if applicable, the Company, the Administrative
Agent shall (A) accept such Assignment and Acceptance, (B) record the information contained therein, and (C) in the case of sales, assignments, transfers or negotiations for which the Company's consent is not required, give notice thereof to the Company.
                  (iii)    Notwithstanding anything to the
contrary contained in this Agreement, no Senior Lender shall make any assignment of any of its Commitments, Loans, Notes or interests in Facility Letters of Credit except in the form of units consisting of pro rata interests in such Commitments, Loans, Notes or interests in Facility Letters of Credit.
             (b)    Each Senior Lender may, with the prior
written consent of the Company and the Administrative Agent
(in each case which consent shall not be unreasonably withheld and shall be executed in substantially the form of
Exhibit 12, provided, that the Company's consent shall not be required at any time that an Event of Default has occurred and is continuing), sell participations to one or more banks or other financial institutions in or to all or a portion of its rights and obligations under this Agreement, the Loans owing to it, the Facility Letters of Credit and the Note or Notes held by it; provided, however, that (i) such Senior Lender's obligations under this Agreement shall remain unchanged, (ii) such Senior Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Senior
Lender shall remain the holder of any such Note or Notes for all purposes of this Agreement, (iv) the Company, the Administrative Agent, the Senior Lenders and the Issuing
Banks shall continue to deal solely and directly with such Senior Lender in connection with such Senior Lender's rights and obligations under this Agreement, and the holder of any such participation shall not be entitled to require such Senior Lender to take or omit to take any action hereunder except action directly affecting the extension of the date fixed for payment of the principal amount of or interest on a Loan allocated to such participation or a reduction of the principal amount of or the rate of interest payable on the Loans, except as otherwise permitted under the Loan Documents, and (v) all costs and consequences incurred or sustained by any holder of a participation shall be added to those incurred or sustained by a Senior Lender for the purpose of Section 2.03(f), 2.07(f), 2.07(h), 2.08, 3.08(c), 12.02 and 12.03, limited in the aggregate to the amounts that would have been incurred or sustained by the Senior Lender granting the participation to such holder, had such participation not been granted.


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             (c)    Any Senior Lender may, in connection
with any assignment or participation or proposed assignment or participation pursuant to this Section 12.01, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Senior Lender by the Administrative Agent or by or on behalf of the Company; provided that, prior to any such disclosure, the assignee or participant, or proposed assignee or participant shall agree to preserve in accordance with Section 12.24 the confidentiality of any confidential information described therein.
             (d)    Notwithstanding any other provision of
this Agreement, any Senior Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and Notes held by it) in favor of any Federal
Reserve bank in accordance with Regulation A.
             (e)    Notwithstanding any other provision of
this Agreement, any Senior Lender may at any time, upon written notice to the Administrative Agent of its intent to do so, sell, assign, transfer, participate or negotiate all or any part of its rights and obligations under this Agreement and the other Loan Documents to any of its Affiliates without the consent of the Company or the Administrative Agent and without the payment of the recordation fee described in Section 12.01(a)(ii).
     12.02    EXPENSES.
             (a)    GENERALLY.  The Company agrees upon
demand to pay, or reimburse, the Administrative Agent for all the Administrative Agent's audit, legal (other than, for so long as no Potential Event of Default or Event of Default has occurred and is continuing, any allocated cost of the Administrative Agent's internal legal counsel), appraisal, valuation and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin and any other attorneys retained by the Administrative Agent, auditors and accountants, and other consultants and agents) incurred by the Administrative Agent in connection with (A) its own audit and investigation of the Company and the Company's
Subsidiaries; (B) the negotiation, preparation and execution of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) and the other Loan
Documents and the making of the Loans hereunder; (C) administration of this Agreement and the Loans, including consultation with attorneys in connection therewith; and
(D) the protection, collection or enforcement of any of the Obligations.
             (b)    AFTER DEFAULT.  The Company further
agrees to pay, or reimburse the Administrative Agent, the Issuing Banks and the Senior Lenders for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel, and costs of settlement) incurred by the Administrative Agent, any Issuing Bank or Senior Lender after the occurrence of an Event of Default (i) in enforcing any Obligation or in exercising or enforcing any other right or remedy available by


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reason of such Event of Default; (ii) in connection with
any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Company and related to or arising out of the transactions contemplated hereby; or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise).
     12.03 INDEMNITY. The Company further agrees to defend, protect, indemnify, and hold harmless the Administrative Agent, the Co-Agent and each and all of the Senior Lenders and Issuing Banks and each of their respective Affiliates, officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article
IV) (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, Securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the Senior Lenders' Commitments, the making of and participation in the Loans and the issuance of and participation in Facility Letters of Credit hereunder, the management of such Loans or Facility Letters of Credit
(including any liabilities or claims under Federal, state or local environmental laws or regulations), or the use or intended use of the proceeds of the Loans or Facility
Letters of Credit hereunder (collectively, the "INDEMNIFIED
MATTERS"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to (i) matters for which such Indemnitee has been compensated pursuant to Section 2.03(f) or other provision of the Agreement and (ii) Indemnitee Matters caused by or resulting from the willful misconduct or gross negligence of that Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnities.
     12.04 CHANGE IN ACCOUNTING PRINCIPLES. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements referred to in Section 5.01(h) are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial
Accounting Standards Board or the American Institute of
Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found in Article VIII and
Article IX hereof, the


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parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made, provided, however, that no change in generally accepted accounting principles that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Senior Lenders, to so reflect such change in accounting principles.
     12.05 SET-OFF. In addition to any Liens granted to the Administrative Agent, any Senior Lender or any Issuing Bank and any rights now or hereafter granted under applicable law and not by way of limitation of any such Lien or rights, upon the occurrence and during the continuance of any Event of Default, each Senior Lender and each Issuing Bank are hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by the Senior Lender or that Issuing Bank (or any Affiliate thereof, and the Company hereby authorizes any such Affiliate to comply with the directions of the applicable Senior Lender or Issuing Bank with respect to such deposits or Indebtedness) to or for the credit or the account of the Company against and on account of the Obligations of the Company to that Senior Lender or the Issuing Bank including, but not limited to, all Loans and Facility Letters of Credit and all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (i) that Senior Lender or that Issuing Bank shall have made any demand hereunder or (ii) the Requisite Senior Lenders shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by Article X and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Senior Lender and each Issuing Bank agrees, and each other Holder shall be entitled to any rights conferred upon it under this Agreement only on the condition and understanding, that it shall not, without the express consent of the Requisite Senior Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Senior Lenders, exercise its set-off rights hereunder against any accounts of the Company now or hereafter maintained with such Senior Lender or Issuing
Bank or other Holder.
     12.06    RATABLE SHARING.
             (a) Subject to Section 2.06(b) and Section 3.06(b)(ii), the Senior Lenders agree among themselves that
(i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Section 2.04 and the amounts described in Sections 2.03(f), 2.07(f), 2.07(h), 2.08 and 3.05),
equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Obligations (excluding the fees described in Section 2.04 and the amounts described in Sections 2.03(f), 2.07(f), 2.07(h), 2.08 and 3.05) and (ii)
if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than its Pro Rata Share of the payments on account of the Obligations (excluding the fees described in Section
2.04 and the amounts described in Sections 2.03(f), 2.07(f), 2.07(h) and 2.08), the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares.


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             (b)    If all or part of such excess payment
received by a purchasing party under this Section 12.06 is thereafter recovered from such party, such party's purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Company agrees that any Senior Lender so purchasing a participation from another Senior Lender pursuant to this Section 12.06 may, to the fullest extent permitted by law, exercise all its rights of payment
(including, subject to Section 12.05, the right of set-off) with respect to such participation as fully as if such Senior Lender were the direct creditor of the Company in the amount of such participation.
     12.07 AMENDMENTS AND WAIVERS. No amendment or modification of any provision of this Agreement or the Notes shall be effective without the written agreement of the Requisite Senior Lenders and the Company, and no termination or waiver of any provision of this Agreement or the Notes, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Requisite Senior Lenders, which the Requisite Senior Lenders shall have the right to grant or withhold at their sole discretion; except that any amendment, modification, or waiver of any provision of
Article I, II or III relating to (i) the Commitments, (ii) the principal amount and the extension of the final maturity of the Loans and Facility Letters of Credit, (iii) the reduction of interest rates applicable to the Loans,
(iv) the amount of the fees payable pursuant hereto, (v) the definitions of "Requisite Senior Lenders", "Pro Rata
Share" and "Commitment Termination Date", and (vi) the provisions contained in Section 2.05(d) and in this
Section 12.07, shall be effective only if evidenced by a writing signed by or on behalf of all Senior Lenders. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No amendment, modification, termination or waiver of any provision of any Facility Letter of Credit shall be effective without the written concurrence of the Issuing
Bank which issued such Facility Letter of Credit. No amendment, modification, termination, or waiver of any provision of Article XI hereof or any other provision referring to the Administrative Agent or the Co-Agent shall be effective without the written concurrence of the Administrative Agent or the Co-Agent, as applicable. The
Administrative Agent may, but shall have no obligation to, with the concurrence of any Senior Lender, execute amendments, modifications, waivers or consents on behalf of that Senior Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.07 shall be binding on each holder of any Note at the time outstanding, each future holder of any Note, and, if signed by the Company, on the Company.


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     12.08    INDEPENDENCE OF COVENANTS.  All covenants
hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.
     12.09    NOTICES.  Unless otherwise specifically
provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4)
Business Days after deposit in the United States mail
(registered or certified, with postage prepaid and properly addressed). Notices to the Administrative Agent pursuant to Article II shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.09) shall be (a) with respect to the Company, as set forth below the Company's name on the signature pages of this Agreement, (b) with respect to the Senior Lenders and Issuing Banks, as set forth below each party's name on the signature pages of this Agreement or of the Assignment and Acceptance by which such Person became a Senior Lender or Issuing Bank hereunder or (c) as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     12.10 SURVIVAL OF WARRANTIES AND AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents, the making and repayment of the Loans and issuance and discharge of Facility Letters of Credit hereunder.
     12.11    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
CUMULATIVE. No failure or delay on the part of the Administrative Agent, any Senior Lender, any holder of a Note or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.
     12.12    ADVICE OF COUNSEL.  The Company and each
Senior Lender and Issuing Bank understand that the Administrative Agent's counsel represents only the interests of the Administrative Agent and its Affiliates and that the Company, other Senior Lenders and other
Issuing Banks are advised to obtain their own counsel.  The
Company represents and warrants to the Administrative Agent and the other Holders that it has discussed this Agreement with its counsel.


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     12.13    SEVERABILITY.  In case any provision in or
obligation under this Agreement or the Notes or the other
Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     12.14 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
     12.15    GOVERNING LAW.  THIS AGREEMENT AND THE LOAN
DOCUMENTS, AND ALL ISSUES RELATING TO THIS AGREEMENT AND
THE LOAN DOCUMENTS, INCLUDING THE VALIDITY, ENFORCEABILITY,
INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT, ANY LOAN
DOCUMENT OR ANY PROVISION OF ANY OF THEM, SHALL BE GOVERNED
BY, AND SHALL BE DETERMINED AND ENFORCED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK.
     12.16 LIMITATION OF LIABILITY. No claim may be made by the Company, any Senior Lender or other Person against the Administrative Agent, the Co-Agent, any other
Senior Lender, any Issuing Bank or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Company and each Senior Lender hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
     12.17    SUCCESSORS AND ASSIGNS; SUBSEQUENT HOLDERS OF
NOTES. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Administrative Agent, the Senior Lenders and the Issuing Banks. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Notes, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Senior
Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Company's rights or any interest therein hereunder may not be assigned without the written consent of all Senior Lenders.
     12.18    CONSENT TO JURISDICTION AND SERVICE OF
PROCESS; WAIVER OF JURY TRIAL.  ALL JUDICIAL PROCEEDINGS
BROUGHT AGAINST THE COMPANY WITH RESPECT TO THIS AGREEMENT
OR ANY NOTE OR ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN
ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE
STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS
AGREEMENT, THE COMPANY ACCEPTS, FOR ITSELF AND IN
CONNECTION WITH ITS PROPERTIES, GENERALLY AND
UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE
AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE

BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION
WITH THIS AGREEMENT OR ANY NOTE OR ANY OF THE OTHER LOAN
DOCUMENTS FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS
AVAILABLE.  THE COMPANY IRREVOCABLY DESIGNATES AND APPOINTS
CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, NEW YORK, NEW
YORK 10011, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE
OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT,
SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PERSONS TO
BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.  THE
COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF
ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR
PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED
OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE NOTICE ADDRESS
SPECIFIED IN ACCORDANCE WITH SECTION 12.09, SUCH SERVICE TO
BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.  EACH OF
THE COMPANY, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS
AND THE SENIOR LENDERS IRREVOCABLY WAIVES TRIAL BY JURY AND
ANY OBJECTION, INCLUDING WITHOUT LIMITATION, ANY OBJECTION
OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
BRINGING OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH
JURISDICTION.  NOTHING HEREIN SHALL AFFECT THE RIGHT TO
SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL
LIMIT THE RIGHT OF ANY SENIOR LENDER TO BRING PROCEEDINGS
AGAINST THE COMPANY IN THE COURTS OF ANY OTHER
JURISDICTION.
     12.19    COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES.
This Agreement and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against each party hereto as of the date when all of the conditions set forth in Section 4.01 have been satisfied or duly waived in accordance with Section 12.07
(the "EFFECTIVE DATE"). Subject to the provisions of this Agreement (including, without limitation, the premises hereto), this Agreement and each of the other Loan
Documents shall be construed to the extent reasonable to be consistent with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.
     12.20    FOREIGN BANK CERTIFICATIONS.  Each Senior
Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof has delivered to the Company and the Administrative
Agent, or in the case of a Senior Lender which becomes a party to this Agreement after the date hereof, will deliver to the Company and the Administrative Agent within fifteen
(15) days after the date on which such Senior Lender becomes a Senior Lender pursuant to Section 12.01, a true and accurate certificate executed in duplicate by a duly authorized officer of such Senior Lender in the form set out in Exhibit 13-A, 13-B, or 13-C, as applicable, to the effect that such Senior Lender is either (i) capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form W-8BEN of the Internal Revenue Service of the United States of America, the "IRS") of receiving payments of interest hereunder without deduction or withholding of United States federal income tax, (ii) capable under Section 1442 of the Internal
Revenue Code (in which case the certificate shall be accompanied by two copies of IRS Form W-8ECI ) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax, or (iii) a "qualified intermediary" within the meaning of Treasury
Regulation 1.1441-1(e)(5) (in which case the certificate shall be accompanied by two copies of IRS Form W-8IMY and any other documentation required pursuant to Treasury
Regulation 1.1441-1(e)(5)). Each Senior Lender further agrees to deliver to the Company and the Administrative
Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Senior Lender substantially in the form set out in
Exhibit 13-A, 13-B, or 13-C, as applicable, within thirty
(30) days after the occurrence of any event requiring a change in (or rendering invalid) the most recent Forms W-
8BEN, W-8ECI, or W-8IMY (as applicable) previously delivered by it to the Company and the Administrative Agent pursuant to this Section 12.20. Further, each Senior
Lender which delivers Exhibit 13-A or 13-B covenants and agrees to deliver to the Company and the Administrative
Agent within fifteen (15) days prior to the last day of the third calendar year beginning after the date on which the Form W-8BEN or W-8ECI (as applicable) is signed, and on which this Agreement is still in effect, two accurate and complete original signed copies of Form W-8BEN or W-8ECI, as applicable (or any successor form or forms required under the Internal Revenue Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:
             (a)    that such Senior Lender is capable of
receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax;
             (b)    that such Senior Lender is not capable
of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Company; or
             (c)    that such Senior Lender is not capable
of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Company.
Each Senior Lender shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by the Company or the Administrative Agent to establish any exemption from or reduction of any taxes required to be deducted or withheld and which may be obtained without undue expense to such Senior Lender.
     12.21 PERFORMANCE OF OBLIGATIONS. The Company agrees that the Administrative Agent, upon direction of the Requisite Senior Lenders, may, but shall have no obligation to, make any payment or perform any act required of the Company under any of the Loan Documents.

     12.22 LIMITATION ON AGREEMENTS. All agreements between the Company and the Administrative Agent, any Senior Lender or any Issuing Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on the Notes or otherwise, shall the amount paid, or agreed to be paid, to the Administrative Agent, any Senior Lender or any Issuing Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the maximum amount permissible under applicable law. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Administrative Agent, any Senior Lender or any Issuing Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of the Company to the Administrative Agent, any Senior Lender or any Issuing Bank under the Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Notes and the amounts owing on other obligations of the Company to the Administrative Agent, any Senior Lender or any Issuing Bank under the Loan Documents, as the case may be, such excess shall be refunded to the Company. All sums paid or agreed to be paid to the Administrative Agent, any Senior Lender or any Issuing Bank for the use, forbearance or detention of the indebtedness of the Company to the Administrative Agent, any Senior Lender or any Issuing Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the maximum amount permitted by applicable law. The terms and provisions of this
Section 12.22 shall control and supersede every other provision of all agreements between the Company, the Administrative Agent, the Senior Lenders and the Issuing
Banks.
     12.23 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.
     12.24    CONFIDENTIALITY.  Subject to
SECTION 12.01(C), the Senior Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; provided, that unless specifically prohibited by applicable law or court order, each Senior Lender shall notify the Company of any request by any Governmental
Authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Senior Lender by such Governmental
Authority) for disclosure of any such non-public information prior to disclosure of such information; and further provided, that in no event shall any Senior Lender be obligated or required to return any materials furnished by the Company.

IN WITNESS WHEREOF, this Agreement has
been duly executed as of the date first above written.

BORROWER:              7-ELEVEN, INC.

                       By
                         ------------------------------
                    Name:
                    Title:

                       Notice Address:
                    7-Eleven, Inc.
                    2711 North Haskell Avenue
                    Dallas, Texas 75221
                    Attn: Chief Financial Officer,
                      Vice President and Treasurer
                    Telephone No.  (214) 828-7844
                    Telecopier No. (214) 841-6571
                       with a copy to:
                    7-Eleven, Inc.
                    2711 North Haskell Avenue
                    Dallas, Texas 75221
                    Attn: Legal Department
                    Telephone No. (214) 828-7991
                         Telecopier No. (214) 828-7119

ADMINISTRATIVE AGENT,
SENIOR LENDER AND
ISSUING BANK:           CITIBANK, N.A., as the Administrative
                         Agent, as a Senior Lender and as an
                         Issuing Bank

                        By
                          ------------------------------
                          Name:
                          Title:

                        Notice Address/Domestic Lending
                        Office:

                         Citibank, N.A.
                         399 Park Avenue, 5th Floor, Zone 7
                         New York, New York  10043
                         Attn:  Robert A. Snell
                         Telephone No. (212) 559-3215
                         Telecopier No. (212) 793-7585

                        with a copy to:

                          Sidley & Austin
                          555 West Fifth Street
                          Los Angeles, California 90013
                          Attn: Michael D. Wright
                          Telephone No.  (213) 896-6000
                          Telecopier No.  (213) 896-6600

                        and, solely for purposes of
                          Section 6.01(k), a copy to:

                           Citibank, N.A.
                           Two Penns Way, Suite 200
                           New Castle, Delaware 19720
                           Attn: Ann Hieronimus
                           Telephone No. (302) 894-6034
                           Telecopier No. (302) 894-6120

                        Eurodollar Lending Office/Eurodollar
                         Affiliate:
                           Citibank, N.A.
                           399 Park Avenue
                           New York, New York  10043
                           Attn: Robert A. Snell
                           Telephone No. (212) 559-3215
                           Telecopier No. (212) 793-7585

                        Pro Rata Share:     18.01%

                        Commitment:     $36,035,114.85

CO-AGENT, SENIOR LENDER
AND ISSUING BANK          THE SAKURA BANK, LIMITED, NEW
                            YORK BRANCH

                          By
                             -----------------------------
                        Name:
                        Title:

                          Notice Address/Domestic Lending
                           Office:

                    The Sakura Bank, Limited, New
                     York Branch
                       101 Park Avenue
                       New York, New York  10178
                       Attn:  Toshihiro Funatsu
                       Telephone No. (212) 909-4521
                       Telecopier No. (212) 909-4599

                          with a copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Ave.
                      New York, New York 10017-3909
                      Attn: Terrence L. Dugan
                      Telecopier No.  (212) 455-2502


                          Eurodollar Lending Office /
                           Eurodollar Affiliate:

                      The Sakura Bank, Limited, New
                        York Branch
                      277 Park Avenue
                      New York, New York  10172
                      Attn:  Mariko Stewart
                      Telephone No. (212) 909-4471
                      Telecopier No. (212) 593-1798

                          Pro Rata Share:     18.01%

                          Commitment:     $36,035,114.85

SENIOR LENDER
AND ISSUING BANK    THE ASAHI BANK, LTD., NEW YORK BRANCH

                    By
                      ---------------------------------
                Name:
                Title:

                    Notice Address/Domestic Lending Office:

                The Asahi Bank, Ltd., New York Branch
                1 World Trade Center
                Suite 6011
                New York, NY 10048-0476
                Attn:  Mr. Douglas E. Price
                       (Credit Matters)
                       Debbi Gopaul
                       (Administrative Matters)
                Telephone No.  (212) 432-6400
                Telecopier No.  (212) 432-1135


                    Eurodollar Lending Office/Eurodollar
                      Affiliate:

                The Asahi Bank, Ltd., New York Branch
                1 World Trade Center
                Suite 6011
                New York, NY 10048-0476
                Attn:  Mr. Douglas E. Price
                      (Credit Matters)
                       Debbi Gopaul
                      (Administrative Matters)
                Telephone No.  (212) 432-6400
                Telecopier No.  (212) 432-1135

                    Pro Rata Share:     16.37%

                    Commitment:     $32,759,195.36

SENIOR LENDER
AND ISSUING BANK    THE BANK OF TOKYO - MITSUBISHI, LTD.,
                      NEW YORK BRANCH

                    By
                       ---------------------------------
                  Name:
                  Title:

                    Notice Address/Domestic Lending Office:

                The Bank of Tokyo - Mitsubishi Ltd.,
                  New York Branch
                1251 Avenue of the Americas, 12th Floor
                New York, New York 10020-1104
                Attn:  H. Tsuchiya/Japanese
                  Corporate Banking Dept.
                Telephone No.  (212) 782-4522
                Telecopier No.  (212) 782-6434

                    with a copy to:

                The Bank of Tokyo - Mitsubishi Ltd.,
                  New York Branch
                1251 Avenue of the Americas, 12th Floor
                New York, New York 10020-1104
                Attn:  H. Thornhill/Legal Department
                Telephone No.  (212) 782-4629
                Telecopier No.  (212) 782-6420

                    Eurodollar Lending Office/Eurodollar
                      Affiliate:

                The Bank of Tokyo - Mitsubishi Ltd.,
                  New York Branch
                1251 Avenue of the Americas, 12th Floor
                New York, New York 10020-1104
                Attn:  H. Tsuchiya/Japanese Corporate
                  Banking Dept.
                Telephone No.  (212) 782-4522
                Telecopier No.  (212) 782-6434

                    Pro Rata Share:     13.10%

                    Commitment:     $26,206,245.29

SENIOR LENDER
AND ISSUING BANK        THE FUJI BANK, LIMITED

                        By
                          -------------------------------

                    Name:
                    Title:

                       Notice Address:

                     The Fuji Bank, Limited
                     225 W. Wacker Drive, Suite 2000
                     Chicago, IL 60606
                     Telephone: (312) 621-0507/(312)
                       621-0517
                     Telecopy:  (312) 621-9476
                     Attn:  Mr. Akira Majimi/
                              Ms. Kazue Ishii

                     Administrative Matters:
                     Attn: Ms. Chikako Kurihara
                     Telephone: (312) 621-9489
                     Telecopy: (312) 621-9476

                      Domestic and Eurodollar Lending
                       Office:

                     The Fuji Bank, Limited
                     The World Trade Center
                     New York, NY 10048
                     Attn:  Mr. Satoru Ochiai
                     Telephone No.(312) 621-0532
                     Telecopier No.  (312) 621-9476

                      Pro Rata Share:     13.10%

                      Commitment:     $26,206,245.29

SENIOR LENDER
AND ISSUING BANK       THE INDUSTRIAL BANK OF JAPAN,
                       LIMITED NEW YORK BRANCH

                       By
                         ---------------------------
                   Name:  Kosuke Nakamura
                   Title: Senior Vice Presideny

                       Notice Address/Domestic Lending
                        Office:

                    The Industrial Bank of Japan,
                      Limited New York Branch
                    1251 Avenue of the Americas
                    New York, NY 10020
                    Attn:  Naoaki Saito
                    Telephone No.  (212) 282-3362
                    Telecopier No.  (212) 282-4492


                       Eurodollar Lending Office/Eurodollar
                             Affiliate:

                    The Industrial Bank of Japan,
                       Limited New York Branch
                    1251 Avenue of the Americas
                    New York, NY 10020
                    Attn:  Naoaki Saito
                    Telephone No.  (212) 282-3362
                    Telecopier No.  (212) 282-4492

                       Pro Rata Share:     13.10%

                       Commitment:     $26,206,245.29

SENIOR LENDER
AND ISSUING BANK    DEUTSCHE BANK AG NEW YORK BRANCH
                     and/or CAYMAN ISLANDS BRANCH

                    By
                      ------------------------------
                 Name:
                 Title:

                    By
                      ------------------------------
                 Name:
                      Title:

                    Notice Address/Domestic Lending Office:

                Deutsche Bank AG New York Branch
                130 Liberty Street
                New York, New York 10006
                Attn: Carmen Melendez
                Telephone:  (212) 250-5367
                Telecopy:  (212) 669-1707

                    Eurodollar Lending Office/Eurodollar
                     Affiliate:

                Deutsche Bank AG Cayman Islands Branch
                c/o Deutsche Bank AG New York Branch
                130 Liberty Street
                New York, New York 10006
                Attn: Carmen Melendez
                Telephone:  (212) 250-5367
                Telecopy:  (212) 669-1707


                   Pro Rata Share:     3.27%

                   Commitment:     $6,551,839.07

SENIOR LENDER       CIBC, INC.


                    By:
                      -----------------------------
                      Name:   Dominic J. Sorresso
                      Title:  Executive Director, CIBC
                              WORLD MARKETS CORP., as Agent

                    Notice Address and
                    Domestic Lending Office:

                      CIBC, Inc.
                      Two Paces West
                      2727 Paces Ferry Road, Suite 1200
                      Atlanta, GA 30339
                      Attn:  Sheila Gibson
                      Telecopier No. (770) 319-4955

                    Eurodollar Lending Office/Eurodollar
                     Affiliate:

                      CIBC, Inc.
                      Two Paces West
                      2727 Paces Ferry Road, Suite 1200
                      Atlanta, GA 30339
                      Attn:  Sheila Gibson
                      Telecopier No. (770) 319-4955


                    Pro Rata Share:                 5%

                    Commitment:     $10,000,000

ISSUING BANK        CANADIAN IMPERIAL BANK OF COMMERCE


                    By:
                       -------------------------------
                       Name:  Dominic J. Sorresso
                       Title: Executive Director,
                              CIBC WORLD MARKETS CORP.,
                              as Agent

                    Notice Address:

                       Canadian Imperial Bank of Commerce
                       Two Paces West
                       2727 Paces Ferry Road, Suite 1200
                       Atlanta, GA 30339
                       Attn:  Sheila Gibson
                       Telecopier No. (770) 319-4955

	8